UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
_____________________

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
BRIGHTSPIRE CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2026 Notice of Annual Meeting of
Stockholders and Proxy Statement

2026 Notice of Annual Meeting of
Stockholders and Proxy Statement

To the Stockholders of BrightSpire Capital, Inc.:
It is our pleasure to invite you to the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) of BrightSpire Capital, Inc., a Maryland corporation (the “Company”). The 2026 Annual Meeting will be conducted virtually, via live audio webcast, on Wednesday, May 13, 2026, beginning at 10:00 a.m., Eastern Time. You will be able to attend the virtual 2026 Annual Meeting, vote your shares and submit questions during the meeting via live audio webcast by visiting https://edge.media-server.com/mmc/p/df54cvr3, using the passcode and control number as discussed in the enclosed Notice of Annual Meeting of Stockholders.
Details of the business expected to come before the 2026 Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and proxy materials.
Your vote is important. Whether or not you intend to be present at the 2026 Annual Meeting via the live webcast, it is important that your shares be represented. Please authorize a proxy to vote your shares as soon as possible. You may authorize a proxy to vote your shares by mail, telephone or Internet. We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process will provide a convenient, economic and environmentally friendly way to access the proxy materials and authorize a proxy to vote your shares. The proxy materials provide you with details on how to authorize a proxy by these methods. If you are the record holder of your shares and you attend the virtual 2026 Annual Meeting, you may withdraw your proxy and vote in person (virtually) if you so choose. Attendance alone will not revoke a previously authorized proxy.
We look forward to receiving your proxy and thank you for your continued support.

Sincerely,
Michael J. Mazzei
Chief Executive Officer
April 1, 2026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 13, 2026
10:00 a.m., Eastern Time
Via Live Audio Webcast: https://edge.media-server.com/mmc/p/df54cvr3
Webcast Passcode: brightspire2026

TO THE STOCKHOLDERS OF BRIGHTSPIRE CAPITAL, INC.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (“2026 Annual Meeting”) of BrightSpire Capital, Inc., a Maryland corporation, or the Company, will be held on Wednesday, May 13, 2026, at the above time via live webcast to consider and vote upon the following proposals:

1.Election of Directors: Elect five directors nominated by the Company’s Board of Directors, each to serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;
2.Advisory Vote on Executive Compensation: Approve (on a non-binding basis) compensation of our named executive officers as of December 31, 2025;
3.Ratification of Appointment of Independent Registered Public Accounting Firm: Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.Approval of an Amendment to the BrightSpire Capital, Inc. 2022 Equity Incentive Plan (the “2022 Plan”): Approve a second amendment to the 2022 Plan, including to authorize the issuance of an additional 10,000,000 shares of common stock as eligible securities to grant in accordance with the 2022 Plan, as amended; and
5.Other Business: Transact any other business that may properly come before the 2026 Annual Meeting or any postponement or adjournment of the 2026 Annual Meeting.

RECORD DATE
You can vote if you are a stockholder of record at the close of business on March 23, 2026.
WEBCAST INSTRUCTIONS
To attend, vote and submit questions during the 2026 Annual Meeting visit the website address and passcode noted above and enter the unique 11-digit control number, which was included in the Notice of Internet Availability of Proxy Materials, or, if you requested paper copies, the instructions are printed on your proxy card. Instructions are also described in the accompanying Proxy Statement. Registered holders can also request their control number by emailing proxy@equiniti.com, and beneficial holders (stockholders whose shares are registered in the name of a bank, broker, trustee or other nominee) can obtain their control number by emailing a valid legal proxy (which can be obtained as described below) to proxy@equiniti.com. You are encouraged to access the meeting prior to the start time leaving ample time for the check in.

PROXY VOTING
Your vote is very important. Whether or not you plan to attend the virtual 2026 Annual Meeting via live webcast, you are encouraged to read the proxy statement and vote using the Internet or the designated toll-free telephone number or by requesting a printed copy of the proxy materials and returning by mail the proxy card you receive in response to your request as soon as possible to ensure that your shares are represented and voted at the 2026 Annual Meeting. If you hold your shares as a record holder, you may vote your shares by proxy via the phone or the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you hold your shares through a broker or other custodian, please follow the instructions you received from the holder of record to vote your shares. Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, the Company’s Proxy Statement and 2025 Annual Report to Stockholders are available online at www.voteproxy.com.

By Order of the Board of Directors,
DAVID A. PALAMÉ
General Counsel and Secretary

April 1, 2026
New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on
Wednesday, May 13, 2026.
This proxy statement and our 2025 Annual Report are available at:
https://ir.brightspire.com/events-and-presentations/events

[THIS PAGE INTENTIONALLY LEFT BLANK]

Proxy Summary

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to the “Company,” “we,” “our” or “us” mean BrightSpire Capital, Inc., a Maryland corporation.
2026 ANNUAL MEETING

•Date and Time: Wednesday, May 13, 2026, at 10:00 a.m., Eastern Time
•Place: Via live audio webcast at https://edge.media-server.com/mmc/p/df54cvr3; passcode: brightspire2026 (unique 11-digit control number required)
•Voting: Only holders of record of the Company’s Class A common stock, $0.01 par value per share (the “common stock”), as of the close of business on March 23, 2026 (the “Record Date”) will be entitled to notice and to vote at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and any postponement or adjournment thereof. Each share of common stock entitles its holder to one vote.
•Technical Support for the 2026 Annual Meeting: If you have difficulty accessing the virtual 2026 Annual Meeting, technicians will be available to assist you via the toll-free phone number listed at https://edge.media-server.com/mmc/p/df54cvr3.
PROPOSALS AND BOARD RECOMMENDATIONS

PROPOSAL		BOARD RECOMMENDATION	FOR MORE INFORMATION
1	Election of Directors	FOR all nominees	Page 15
2	To approve (on a non-binding basis) the compensation of our named executive officers as of December 31, 2025	FOR	Page 56
3	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	Page 59
4	To approve an amendment to the BrightSpire Capital, Inc. 2022 Equity Incentive Plan, including to authorize the issuance of an additional 10,00,000 shares of common stock as eligible securities to grant in accordance with the plan	FOR	Page 61

Stockholders will also consider and vote upon any other matter that properly comes before the 2026 Annual Meeting or any postponement or adjournment thereof.

Proxy Summary

BOARD NOMINEES
The following table summarizes information about the five candidates who have been nominated by our Board of Directors (our “Board”) for election to our Board at the 2026 Annual Meeting. In 2025, our Board met on four (4) occasions. All current directors attended 100% of the aggregate number of meetings of our Board and of all committees on which they served during fiscal year 2025.
The Company’s nominee board will be led by an Independent Chairperson, with independent board member representation of 80%.

	AGE (1)				COMMITTEE MEMBERSHIPS (2)
NAME		DIRECTOR SINCE	INDEPENDENCE STATUS	OCCUPATION	AC	CC	NCG
Catherine D. Rice (3)	66	2018	Yes	Private Investor; Former Senior Managing Director of W.P. Carey	M, E		M
Kim S. Diamond	61	2021	Yes	Former Founding Executive of Kroll Bond Rating Agency		M	C
Catherine Long	69	2021	Yes	Former Chief Financial Officer of Store Capital, Inc.	C, E	M	M
Vernon B. Schwartz	75	2018	Yes	Private Investor; Former Executive Vice President iStar	M, E	C
Michael J. Mazzei	64	2020	No	Chief Executive Officer of BrightSpire Capital, Inc.
____________
(1)    As of March 23, 2026
(2)    Membership effective upon re-election at the 2026 Annual Meeting
(3)    Independent Chairperson

AC Audit Committee	CC Compensation Committee	NCG Nominating and Corporate Governance Committee
C Committee Chair	M Committee Member	E Audit Committee Financial Expert

Proxy Summary

HOW TO CAST YOUR VOTE OR AUTHORIZE A PROXY
We have provided three different methods for you to vote or authorize a proxy to vote your shares. Please see “About the Meeting (FAQs)” beginning on the next page for further information.

	How to Vote / Authorize a Proxy	Stockholder of Record (Shares registered in your name with Equiniti Trust Company, LLC)	Street Name Holders (Shares held through Broker, Bank or Other Nominee)
	Visit the applicable voting website and follow the on-screen instructions:	www.voteproxy.com	Refer to voting instruction form.
BY INTERNET USING A COMPUTER
	Sign, date and return by mail:	Completed proxy card.	Refer to voting instruction form.
BY MAIL
For instructions on attending the virtual 2026 Annual Meeting, please see the notice of annual meeting and page 5 hereof.
DURING THE VIRTUAL MEETING

About the Meeting (FAQs)

ABOUT THE MEETING (FAQS)
QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING AND VOTING
Why am I receiving this proxy statement?
This proxy statement contains information related to the solicitation of proxies for use at our 2026 Annual Meeting, to be held as a virtual meeting, via live webcast, at 10:00 a.m., Eastern Time, on Wednesday, May 13, 2026, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by BrightSpire Capital, Inc. on behalf of our Board. This Proxy Statement will first be made available to stockholders on or about April 1, 2026. You are encouraged to monitor our investor relations website at https://ir.brightspire.com/ for updated information about the 2026 Annual Meeting.
Why didn’t I automatically receive a paper copy of the Proxy Statement, proxy card and 2026 Annual Report to Stockholders (“Annual Report”)?
Pursuant to the U.S. Securities and Exchange Commission’s (the “SEC”) “notice and access” rules, we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) to our stockholders that provides instructions on how to access our proxy materials on the Internet.
How can I receive electronic access to the proxy materials?
The Proxy Notice includes instructions on how to access our proxy materials over the Internet at www.voteproxy.com and how to request a printed set of the proxy materials by mail or an electronic set of the proxy materials by email.
In addition, stockholders may request to receive future proxy materials in printed form, by mail, or electronically by email, on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the environmental impact of our Annual Meeting. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive future proxy materials by email will remain in effect until you terminate it.
Who is entitled to vote at the 2026 Annual Meeting?
Only holders of record of our common stock at the close of business on March 23, 2026, the Record Date for the 2026 Annual Meeting, are entitled to receive notice of the 2026 Annual Meeting and to vote at the meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.
What are the voting rights of stockholders?
Holders of our common stock vote together on all proposals for consideration at the 2026 Annual Meeting. Each holder of our common stock outstanding on the Record Date is entitled to one vote per share on each proposal to be voted on.
Who can attend the 2026 Annual Meeting?
All holders of our common stock at the close of business on March 23, 2026, the Record Date for the 2026 Annual Meeting, or their duly appointed proxies, are authorized to participate in the 2026 Annual Meeting.
What will constitute a quorum at the 2026 Annual Meeting?
The presence at the meeting, in person (virtually) or by proxy, of holders of our common stock entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. We will include abstentions and broker non-votes in the calculation of the number of votes considered to be present and entitled to vote at the meeting for purposes of determining whether a quorum exists. Under applicable New York Stock Exchange (“NYSE”) rules (the exchange on which shares of our common stock are traded), brokers holding shares of our common stock for beneficial owners in nominee or “street name” must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner who do not receive voting instructions from the beneficial owner may not under the NYSE’s rules have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.”

About the Meeting (FAQs)

Broker non-votes may arise in the context of voting for the election of directors, on the advisory vote regarding “say-on-pay” and the approval of an amendment to the BrightSpire Capital, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) as further described in this proxy statement, because such proposals are considered non-routine matters. Unless specific voting instructions are provided by the beneficial owner, the broker will be unable to vote for the election of directors, on the “say-on-pay” proposal or on the approval of the amendment to the 2022 Plan. Accordingly, we urge stockholders who hold their shares through a broker or other nominee to provide voting instructions so that your shares of common stock may be voted on these proposals.
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 is a matter considered routine under applicable NYSE rules. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with this proposal.
As of the Record Date, there were 130,278,065 shares of our common stock outstanding.
How do I vote shares that are held in my name?
If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, you may vote by any of the following means:
•Internet: You may vote by internet by visiting the applicable voting website and following the on-screen instructions.
•Mail: If you received printed materials and would like to vote by mail, you may vote by mail by completing and signing your proxy card and returning it in the enclosed, prepaid and addressed envelope.
•In Person (Virtually) at the Annual Meeting: If you are a “stockholder of record,” you may participate in and vote your shares in person at the virtual meeting by visiting https://edge.media-server.com/mmc/p/df54cvr3; passcode: brightspire2026 (unique 11-digit control number required). To vote, you will need your control number included in your proxy materials, on the Proxy Notice, your proxy card, or if you received printed materials, on the instructions that accompanied your proxy materials. Please note that even if you plan to virtually attend the 2026 Annual Meeting, we encourage you to submit a proxy in advance to ensure your shares are represented. Your voting in person (virtually) at the 2026 Annual Meeting will automatically result in the revocation of any previously submitted proxy.
How do I vote my shares that are held by my broker?
If your shares are held by a bank, broker, trustee or other nominee, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements and will be included in the voter instruction form. Alternatively, to participate in and vote your shares at the 2026 Annual Meeting, you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting, and you will be assigned a virtual control number in order to vote your shares during the 2026 Annual Meeting.
How are votes counted?
Proxies submitted properly by one of the methods discussed above and not subsequently revoked, will be voted as directed by you. If your properly signed proxy does not provide specific voting instructions, the persons designated as proxy holders on the proxy card will vote (1) “FOR” each nominee for director, (2) “FOR” the advisory approval of the resolution approving the compensation of our named executive officers as of December 31, 2025, (3) “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, (4) “FOR” approval of the amendment to the 2022 Plan, and as recommended by our Board with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in such proxy holder’s own discretion.
May I revoke my vote after I return my proxy card?
Yes. You may revoke a previously granted proxy at any time before it is exercised by (i) filing with David A. Palamé, our General Counsel and Secretary, a notice of revocation or a duly executed proxy bearing a later date or (ii) attending the virtual meeting and voting in person. Attendance at the meeting alone will not act to revoke a prior proxy. Notices of revocation or later dated proxies should be sent to the following address: David A. Palamé, General Counsel and Secretary, BrightSpire Capital, Inc., 590 Madison Ave., 33rd Floor, New York, New York 10022.

About the Meeting (FAQs)

Who pays the costs of soliciting proxies?
We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses. We have retained D.F. King & Co., Inc. at an aggregate estimated cost of $13,000, plus out-of-pocket expenses, to assist in the solicitation of proxies.
How many votes are required to approve the proposals?
The affirmative vote of a majority of the total votes cast for and against such nominee at a meeting duly called and at which a quorum is present is required for the election of a director, unless there is a contested election, in which case directors shall be elected by a plurality of votes cast at a meeting. For purposes of the foregoing, a majority of the votes cast means that the number of shares that are cast and are voted “for” the election of a director must exceed the number of shares that are cast and are voted “against” the election of a director. In any uncontested election of a director, any incumbent director who does not receive a majority of the votes cast with respect to the election of such director shall tender his or her resignation within three days after certification of the results, in accordance with the Company’s written corporate governance guidelines. For purposes of the election of directors, pursuant to our organizational documents and Maryland state law, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
The affirmative vote of a majority of the votes cast at the meeting is required for approval of the advisory “say on pay” proposal regarding the compensation of our named executive officers. For purposes of the foregoing, a majority of the votes cast means that the number of shares that are cast and are voted “for” the proposal must exceed the number of shares that are cast and are voted “against” the proposal. For purposes of the vote on this proposal, pursuant to our organizational documents and Maryland state law, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
The affirmative vote of a majority of the votes cast at the meeting is required for approval of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. For purposes of the foregoing, a majority of the votes cast means that the number of shares that are cast and are voted “for” the proposal must exceed the number of shares that are cast and are voted “against” the proposal. For purposes of the vote on this proposal, pursuant to our organizational documents and Maryland state law, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
The affirmative vote of a majority of the votes cast at the meeting is required for approval of the amendment to the 2022 Plan, including authorizing the issuance of an additional 10,000,000 shares of common stock as eligible securities to grant in accordance with the plan. For purposes of the foregoing, a majority of the votes cast means that the number of shares that are cast and are voted “for” the resolution must exceed the number of shares that are cast and are voted “against” the resolution. For purposes of the vote on this proposal, pursuant to our organizational documents and Maryland state law, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
What are the Board’s recommendations?
The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:
•Proposal 1: FOR the election of each of the nominees for director specified in this proxy statement;
•Proposal 2: FOR the non-binding advisory approval of the resolution approving the compensation of our named executive officers as of December 31, 2025; and
•Proposal 3: FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
•Proposal 4: FOR approval of an amendment to the 2022 Plan, including authorizing the issuance of an additional 10,000,000 shares of common stock as eligible securities to grant in accordance with the plan.

Company Overview

COMPANY OVERVIEW
OUR BUSINESS
BrightSpire Capital, Inc. is an internally managed commercial real estate (“CRE”) credit real estate investment trust (“REIT”) focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which is our primary investment strategy. The Company’s objective is to generate consistent and attractive risk-adjusted returns to its stockholders primarily through cash distributions and the preservation of invested capital. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.
The Company conducts all of its activities and holds substantially all of its assets and liabilities through BrightSpire Capital Operating Company, LLC (the “Operating Partnership”), a Delaware limited liability company. As of December 31, 2025, the Company is the sole managing member and owns, directly and indirectly, 100% of the Operating Partnership.
We were organized in the state of Maryland on August 23, 2017 and maintain key offices in New York, New York and Los Angeles, California. The Company elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2018. We are organized and conduct our operations to qualify as a REIT and generally are not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain qualification as a REIT (although we are subject to U.S. federal income tax on income earned through our taxable subsidiaries). We also operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended.
Our principal executive offices are located at 590 Madison Avenue, 33rd Floor, New York, NY 10022. Our telephone number is 1-212-547-2631, and our website address is www.brightspire.com.
HUMAN CAPITAL MANAGEMENT
As an internally managed and vertically integrated business, our management and operating functions are led by our executive officers, who contributed substantially to our investment, portfolio management, servicing, financial reporting and related operations. Our executive management team and human resources partner oversee our human capital resources and employment practices to ensure that an asset as important as our employees are strategically integrated with our goals and business plans as a commercial real estate mortgage REIT.
Our executive team includes Michael J. Mazzei, Chief Executive Officer; Andrew E. Witt, President and Chief Operating Officer; Frank V. Saracino, Chief Financial Officer, Treasurer and Executive Vice President; and David A. Palamé, General Counsel, Secretary and Executive Vice President. On December 31, 2025, we had 46 full-time employees and one part-time employee. Our 47 employees are located throughout the United States as follows: 27 in New York, New York at our Headquarters, 16 in Los Angeles, California, one in Florida, two in Texas, and one in Georgia. As a non-federal employer with less than 100 employees, the Company does not file an EEO-1 report.

Company Overview

Employee Matters and Culture
We are committed to maintaining a positive work environment in which employee accountability, growth, advancement and equal employment opportunity are very important. We strive to recognize and reward noteworthy performance, evaluated through periodic (no less frequent than annual) reviews with each employee. We seek to attract and retain the most relevant and skilled employees by offering competitive compensation and benefits, including fixed and variable pay, including base salary, cash bonuses, equity-based compensation consistent with employee position and seniority, 401(k) matching and opportunities for merit-based increases.
We maintain policies that reinforce and enhance its commitment to high ethical standards, corporate governance and internal controls, to provide the best and most competitive service to our customers in order to enhance stockholder value. We promote a workplace that is free of harassment and discriminatory and retaliatory practices. In keeping with these priorities, we maintain an open-door policy for conflict management and require periodic (no less frequent than annual) interactive harassment prevention training for both managers and employees consistent with applicable state and local laws. We regularly re-evaluate our policies covering codes of ethics, corporate governance, disclosure controls, anti-discrimination, harassment, retaliation and related complaint procedures, insider trading, and related party transaction activity.
Employees have access to an extensive health and wellness benefits, including live, personal and mental health counseling, family, financial and career planning resources, as well as a broad-based marketplace offering technology products, travel, entertainment, dining, fitness and other services at significantly discounted prices.
Our Commitment to Charity
We maintain a commitment to corporate giving to national and local associations in the communities in which we live and conduct business. We support certain charitable matching of contributions made by employees, encouraging a unified culture acting together. Specifically, we implemented a charitable gift matching program through Groundswell, an enterprise philanthropy-as-a-service administrative partner, to support the eligible donations made by our employees to certified 501(c)(3) organizations in our local communities. In addition, our employees annually team up to support Toys for Tots and other charitable fundraising endeavors such as Cycle for Survival.

Company Overview

OUR INVESTMENT STRATEGY
Our objective is to generate consistent and attractive risk-adjusted returns to our stockholders. We seek to achieve this objective primarily through cash distributions and the preservation of invested capital. We believe our investment strategy provides flexibility through economic cycles to achieve attractive risk-adjusted returns. This approach is driven by a disciplined investment strategy, focused on:

⇒	leveraging long standing relationships, our organization structure and the experience of the team;
⇒	the underlying real estate and market dynamics to identify investments with attractive risk-return profiles;
⇒
primarily originating and structuring CRE senior loans and selective investments in mezzanine loans and preferred equity with attractive return profiles relative to the underlying value and financial operating performance of the real estate collateral, given the strength and quality of the sponsorship;

⇒
structuring transactions with a prudent amount of leverage, if any, given the risk of the underlying asset’s cash flows, attempting to match the structure and duration of the financing with the underlying asset’s cash flows, including through the use of hedges, as appropriate; and

⇒
operating our net leased real estate investments and selectively pursuing new investments based on property location and purpose, tenant credit quality, market lease rates and potential appreciation of, and alternative uses for, the real estate.

The period for which we intend to hold our investments will vary depending on the type of asset, interest rates, investment performance, micro and macro real estate environment, capital markets and credit availability, among other factors. We generally expect to hold debt investments until the stated maturity and equity investments in accordance with each investment’s proposed business plan. We may sell all or a partial ownership interest in an investment before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.
Our investment strategy is flexible, enabling us to adapt to shifts in economic, real estate and capital market conditions and to exploit market inefficiencies. We may expand or change our investment strategy or target assets over time in response to opportunities available in different economic and capital market conditions. This flexibility in our investment strategy allows us to employ a customized, solutions-oriented approach, which we believe is attractive to borrowers and tenants. We believe that our diverse portfolio, our ability to originate, acquire and manage our target assets and the flexibility of our investment strategy positions us to capitalize on market inefficiencies and generate attractive long-term risk-adjusted returns for our stockholders through a variety of market conditions and economic cycles.

Company Overview

CORPORATE GOVERNANCE STRUCTURE & HIGHLIGHTS
The Company has adopted and maintains the following corporate governance features. The Board and management believe that having these additional stockholder-focused corporate governance elements emphases integrity, accountability and has the opportunity to enhance the Company’s business and value to stockholders.
☑ 80% Majority Independent Directors.

As of the date hereof, the Company’s Board is comprised of five members, including our four independent directors, led by Catherine D. Rice, our Independent Chairperson, Vernon Schwartz, Kim S. Diamond, Catherine F. Long and Michael J. Mazzei, the Company’s Chief Executive Officer. Prospectively, we will have five directors assuming re-election at the 2026 Annual Meeting, four of whom are independent. As a result, the Company’s Board will reflect independent board membership of 80%. All of our NYSE-required Board committees consist solely of independent directors. Independent directors meet regularly in executive session (separate from management).
☑ Independent Chairperson.
Catherine D. Rice serves, and upon re-election will continue to serve, as the Independent Chairperson of the Company. Our Independent Chairperson promotes the independence of the Board, oversees management and facilitates open discussion and communication among the independent directors and management.
☑ Board Diversification and Refreshment.

Assuming re-election at the 2026 Annual Meeting, 60% of the Board is and will be represented by female members. In addition, as set forth in the table below on page 17, our Board recognizes the benefits of multifaceted diversity, including the importance of having the right mix of skills, expertise, experience, fresh perspectives, and a commitment to continuously reviewing its capabilities.

BrightSpire Capital Nominee Board Diversity

40%
60%
Gender Diversity (3)
Other (2)

☑ No Classified Board.
All of the Company’s directors stand for election annually.
☑ Majority Voting Standard for Election of Directors.
In uncontested elections, our Board will be elected by majority vote, with incumbent directors who are not re-elected being required to submit a resignation. A plurality voting standard will apply to contested elections.
☑ Stock Ownership Guidelines.
Pursuant to the Company’s stock ownership guidelines, ownership thresholds shall include: chief executive officer (5x base salary), other executive officers (3x base salary) and directors (5x annual cash retainer), subject to a 5-year grace period and which thresholds shall not count unexercised options or unearned performance awards.

Company Overview

☑ Clawback Policy.
The Company maintains a Clawback Policy with respect to recoupment of incentive compensation from executive officers of the Company.
☑ Independent Director Meetings.
Independent directors meet regularly in executive session (separate from management).
☑ Anti-Hedging and Anti-Pledging Policy.
The Company adopted a robust policy on inside information and insider trading, to which all “covered persons” (as defined therein), including all directors and executive officers of the Company, are subject. In part, this policy strictly prohibits, at all times, the trading in call or put options involving the Company’s securities and other derivative securities; engaging in short sales of the Company’s securities; holding the Company’s securities in a margin account; all other hedging or monetization transactions related to the Company’s securities; and, except in limited circumstances, pledging the Company’s stock to secure margin or other loans.
☑ Insider Trading Policy.
The Company has an insider trading policy that governs the purchase, sale, and other dispositions and transactions in our securities by our directors, officers, and employees which is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as NYSE listing standards. Refer to Exhibit 19 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a copy of the Company’s insider trading policy.
☑ Separate Chairperson & CEO Leadership.
The roles of Chairperson and Chief Executive Officer are separate.
☑ Stockholder Right to Amend Company Bylaws.
The Company’s Fifth Amended and Restated Bylaws provide stockholders with the power, by the affirmative vote of a majority of all votes entitled to be cast, to adopt, alter or repeal any provision of such bylaws, and to make new bylaws, at a duly called annual meeting or special meeting of the stockholders and at which a quorum is present.
☑ Outside Advisor Guidance.
The Board and each committee have express authority to retain outside advisors, including (i) an independent compensation consultant to advise the Compensation Committee, and (ii) separate financial and legal advisors to represent the independent directors, from time to time.
☑ Compensation Review.
Independent directors conduct an annual review of the CEO, other executive officers and Company performance.
☑ Board And Audit Committee Risk, Conflict & Cybersecurity Oversight.
The Board and Audit Committee engage in review and oversight of legal, risk, financial reporting, conflict management and cybersecurity systems and policies with the General Counsel and management on a periodic basis (no less frequently than quarterly). Policies subject to annual review and reaffirmation include: (i) Code of Business Conduct and Ethics; (ii) Code of Business Conduct and Ethics for Senior Financial Officers; (iii) Corporate Governance Guidelines; (iv) General IT and Security Policy (including information security and security incident response policies); (v) Insider Trading Policy; (vi) Related Party Transaction Policy; (vii) Stock Ownership Policy; (viii) Clawback Policy; (ix) Auditor Hiring Policy; (x) Audit and Non-Audit Pre-Approval Policy; and (xi) Complaint Procedures for Accounting and Audit Matters.
CYBERSECURITY
We consider our information technology (“IT”) and information systems to be valuable and vital assets and must be protected as such. We maintain a series of policies and supporting procedures designed to help ensure the security and confidentiality of our IT and information systems and to help ensure that they are properly protected from a variety of threats such as error, fraud, embezzlement, sabotage, terrorism, extortion, industrial espionage, service interruption, and natural disaster. Information is protected according to its sensitivity, value, and criticality with particular focus given to protecting confidential

Company Overview

information, such as personal identifying information, unpublished financial results and other data deemed proprietary to us. Our cybersecurity network, including management, employees and service providers, prioritizes protecting and otherwise managing our information assets, and recognizes that information security is an important part of our business.
Our cybersecurity risk management program is a key component of our broader enterprise risk management (“ERM”) infrastructure. Cybersecurity and information security, administered by our Head of IT and BrightSpire IT Partner (each, as defined below), is a key component of our broader ERM program, which includes diverse internal management, financial reporting, legal, compliance and risk management controls, policies and procedures primarily under the supervision of senior management. The results of our ERM layers of management control, risk control and compliance oversight and independent assurances are reviewed with senior management, our Audit Committee (independent directors, primarily responsible for oversight of our overall risk profile and risk management policies) and Board of Directors quarterly.
We have focused on the following cybersecurity initiatives.

⇒
Responsible Parties: We engaged a global leader in end-to-end IT solutions (the “BrightSpire IT Partner”) to advance and maintain a comprehensive cybersecurity program. Our cybersecurity program is designed to leverage certain information security standards, such as those issued by the National Institute of Standards and Technology, and the International Organization for Standardization. We also have a dedicated senior employee to lead IT (“Head of IT”) oversight and functions, together with our Chief Financial Officer, General Counsel (together, the “Information Security Group”) and aforementioned BrightSpire IT Partner. Benefits provided by the Head of IT and BrightSpire IT Partner include a significant reduction in critical vulnerabilities, cost effective governance and risk services, current expertise/awareness to model, adapt and mitigate new threats, leverage of internal team resources to focus on business priorities, and addressing evolving regulatory requirements. Our response plans require prompt notification to the Information Security Group in the event of a significant cybersecurity incident and prompt briefings on further developments as appropriate. Other members of management and team leaders assist in incident response efforts as well.

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Cybersecurity Risk Management (“CRM”) Program: The CRM program includes: (i) implementation of hardware and software infrastructure, primarily cloud based; (ii) “security first” approach to policies, processes and procedures (including general IT and security, information security, business continuity and incident response policies and plans); (iii) employee education, training and periodic testing and patching; and (iv) assessments of internal resources and diligence of external vendors and systems. Business continuity, disaster recovery and incident response procedures prioritize constant communication and follow a multi-step program including identification, preparation, implementation and resolution.

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Cloud Services: We maintain our company data and communication services with a leading cloud-based service provider, security systems and protected environment. Employees working from home may only connect and conduct business activities through a virtual private network (VPN).

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Security First Approach: Our cloud-based systems take a security first approach, including: (i) Perimeter Security (firewalls, antivirus, malware); (ii) Network Security (secure remote access, network patch management); (iii) Application Security (patch management, multi-factor authentication); (iv) Endpoint Security (email security/encryption, web filtering & URL defense, mobile device management); and (v) Data Security.

Company Overview

Cybersecurity Systems Review. We regularly review our cybersecurity systems, policies and procedures through a series of channels, including but not limited to our Audit Committee and Board of Directors, the BrightSpire IT Partner, our internal Information Security Group, our internal financial auditor, and outside counsel.

⇒
Our Audit Committee and Board of Directors play an active role in reviewing our cybersecurity initiatives. The BrightSpire IT Partner provides our Board an annual review of our cybersecurity governance and risk management program, security metrics relevant to the period in review and provides the Audit Committee and Board updates regarding the cybersecurity threat landscape. In coordination with the Information Security Group, the General Counsel provides reports of significant cybersecurity incidents and cybersecurity threats (if any) at each quarterly meeting of the Audit Committee and Board or ad hoc as appropriate.

⇒
The BrightSpire IT Partner has established itself as a provider of managed services and technology solutions for over two decades, providing 24/7 oversight and services, including continuous testing and vulnerability scanning. The BrightSpire IT Partner also performs annual due diligence of key vendors on a rotating basis (including System and Organization Controls (SOC) report reviews, or alternatively solicits detailed questionnaires to evaluate such vendors cybersecurity preparedness and protections).

⇒
Our Head of IT has over two decades of experience in IT and cybersecurity work and developed and implemented our cybersecurity program with the BrightSpire IT Partner. Together with our Head of IT, the Information Security Group considers current cybersecurity trends and threats, including through discussions with the BrightSpire IT Partner, outside cybersecurity counsel, our independent financial auditor and internal auditor. The Information Security Group undertakes table-top business disruption, disaster recovery and related response strategies and plans on a periodic basis and seeks to review and update applicable policies and procedures at least annually.

No Material Incidents. As of December 31, 2025, we have not experienced any material risks from cybersecurity threats, including as a result of any previous cybersecurity incidents or threats, that have materially affected the business strategy, results of operations or financial condition of the Company or are reasonably likely to have such a material effect. Since inception in January 2018, we are not aware of any cybersecurity or information security incidents that have materially affected us to date. We have not incurred any expenses due to material information security incident penalties or settlements. However, evolving cybersecurity threats make it increasingly challenging to anticipate, detect, and defend against cybersecurity threats and incidents.
Cyber Liability Insurance. Through consultant driven data, analytics and peer benchmarking, we secured and maintain specific coverage to mitigate certain losses associated with cyber-attacks and other information security incidents, addressing both first-party and third-party losses from incident response, including for example, cyber extortion, data loss, business interruption, contingent business interruption, regulatory penalties, media liability, social engineering coverage, system failures and bricking/hardware replacement.

Company Overview

STOCKHOLDER ENGAGEMENT
We value our stockholders’ perspectives on our business and interact with stockholders through numerous engagement activities. These engagement activities, and the perspectives we learn, are informative and helpful to us in our ongoing efforts managing the business. Throughout 2025, members of executive management had meetings with Company stockholders (including but not limited to our largest stockholders), shareholder service firms, and analyst and investment stewardship groups. The (i) implementation of the 2025 Annual Incentive Plan (and associated financial performance metrics) and allocation of performance restricted stock units as part of our 2025 equity grants to named executive officers, each as described in further detail in the Compensation Discussion & Analysis below, (ii) enhanced portfolio and asset disclosures in our publicly filed periodic reports, and (iii) our defensive posture in the current market, are each examples of strategic and/or business development efforts influenced by such communications.
Our Investor Relations department is the contact point for stockholder interaction with the Company. For questions concerning Investor Relations, please call +1-310-829-5400 or e-mail us from the Contact Us/Email Alerts page of the “Shareholders” section available on our website at www.brightspire.com.
You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

Proposal No. 1: Election of Directors

PROPOSAL NO. 1:    Election Of Directors
Our Board currently consists of six members. Based on the recommendation of the Nominating and Corporate Governance Committee, and mindful of Mr. Westerfield retiring concurrent with the 2026 Annual Meeting to more fully pursue professional endeavors, our Board has unanimously recommended that the Board be reduced to five members and that the following five persons be elected to serve on our Board from and after the 2026 Annual Meeting and until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified: Catherine D. Rice, Kim S. Diamond, Catherine Long, Vernon B. Schwartz, and Michael J. Mazzei. Mses. Rice, Diamond and Long and Messrs. Schwartz and Mazzei are all current directors of the Company. In connection with the nomination and recommendation by the Board, the current terms served by Mr. Westerfield will cease at the 2026 Annual Meeting and he will not continue as director of the Company following the meeting.
The Board recognizes the value of diversity in Board composition, including personal factors and professional characteristics such as a director’s industry, area of expertise and geographic location, each as noted in further detail on page 17 below.
Our Board has affirmatively determined that the following four director nominees are “independent” directors under the rules of the NYSE and under applicable rules of the U.S. Securities and Exchange Commission (the “SEC”): Catherine D. Rice, Kim S. Diamond, Catherine Long, and Vernon B. Schwartz. Upon election at the 2026 Annual Meeting, 80% of the Board will be represented by independent directors.
Our Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, decrease the size of our Board.
Vote Required and Recommendation
The affirmative vote of a majority of the total votes cast for and against each nominee for director at the meeting is required for the election of such nominee as a director. For the purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting (FAQs) – How many votes are required to approve the proposals?” for additional information regarding the required vote for this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES IDENTIFIED ABOVE.

Board of Directors

BOARD OF DIRECTORS
The following sets forth certain information concerning our director nominees. The director nominees listed below are leaders in business as well as in the real estate and financial communities because of their intellectual acumen and analytic skills, strategic vision and their records of accomplishments. Each director nominee has been nominated to stand for re-election in part because of his or her ability and willingness to evaluate and support the implementation of our strategies. The Nominating and Corporate Governance Committee recommended each director nominee to serve on the Board until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.
The tables and biographies below address the diverse skills of each director nominee and includes each director nominee’s name, principal occupation, business history and certain other information, including the specific experience, qualifications, attributes and skills that led our Board to conclude that each such person should serve as a director of the Company.

	AGE (1)				COMMITTEE MEMBERSHIP (2)
NAME		DIRECTOR SINCE	INDEPENDENCE STATUS	OCCUPATION	AC	CC	NCG
Catherine D. Rice (3)	66	2018	Yes	Private Investor; Former Senior Managing Director of W.P. Carey	M, E		M
Kim S. Diamond	61	2021	Yes	Former Founding Executive of Kroll Bond Rating Agency		M	C
Catherine Long	69	2021	Yes	Former Chief Financial Officer of Store Capital, Inc.	C, E	M	M
Vernon B. Schwartz	75	2018	Yes	Private Investor; Former Executive Vice President iStar	M, E	C
Michael J. Mazzei	64	2020	No	Chief Executive Officer of BrightSpire Capital, Inc.
____________
(1)    As of March 23, 2026
(2)    Membership effective upon re-election
(3)    Independent Chairperson

AC Audit Committee	CC Compensation Committee	NCG Nominating and Corporate Governance Committee
C Committee Chair	M Committee Member	E Audit Committee Financial Expert

Board of Directors

Board Of Directors Diversity Table

Catherine D. Rice	Kim S. Diamond	Catherine Long	Vernon B. Schwartz	Michael J. Mazzei
Independent Director	✓	✓	✓	✓	
Gender Diversity	✓	✓	✓		
BRSP Board Tenure (years)	8	~4.5	~4.5	8	6
Business Leadership	✓	✓	✓	✓	✓
Public Company Executive/Manager	✓		✓	✓	✓
Director of Other Public Company/Filer	✓			✓	✓
Corporate Governance	✓	✓	✓	✓	✓
Strategy & Operations	✓	✓	✓	✓	✓
REIT/Real Estate	✓	✓	✓	✓	✓
Legal/Regulatory	✓	✓	✓		✓
Financial/Accounting	✓	✓	✓	✓	✓
Credit/ Risk Oversight	✓	✓	✓	✓	✓
Digital/ Technology /Cybersecurity		✓

Board of Directors

CATHERINE D. RICE Independent Chairperson Director since 2018 Committee Membership ● Audit Committee ● Nominating & Corporate Governance Committee
Catherine D. Rice. Catherine D. Rice is the Independent Chairperson of our Board. Ms. Rice has served as a member of the Board of Trustees of Urban Edge Properties, a New York Stock Exchange publicly listed company (NYSE: UE), since March 2023. Ms. Rice served as a director of RMG Acquisition Corporation III, as a NASDAQ publicly listed company (NASDAQ:RMGCU), from February 2021 until April 2024, and as a director and audit committee member at Store Capital Corporation, a New York Stock Exchange publicly listed company (NYSE: STOR), from November 2017 until its privatization in February 2023. Ms. Rice has over 30 years of experience in the real estate capital and investment markets and in the management and operation of public and private real estate companies.
From June 2015 to February 2016, Ms. Rice was Senior Managing Director of W.P. Carey Inc. (“W.P. Carey”), a New York Stock Exchange publicly listed company (NYSE: WPC), one of the largest public global net-lease REITs. Prior to that role, from March 2013 to June 2015, Ms. Rice was Managing Director and Chief Financial Officer of W.P. Carey. While at W.P. Carey, Ms. Rice completed a comprehensive reorganization of the finance, accounting, and IT functions as well as the development of the investor relations and capital markets areas to facilitate the company’s growth plan. She was responsible for financial strategy, public capital-raising initiatives and company-wide strategic evaluation, and was also a member of the operating and investment committees.
Prior to joining W.P. Carey, Ms. Rice was a partner and a Managing Director at Parmenter Realty Partners, a private real estate investment firm focused on distressed and value-add properties in the southern regions of the U.S. Her responsibilities included both capital raising and investing for the firm’s fourth fund. Prior to that, Ms. Rice was the Chief Financial Officer of iStar Inc. (“iStar”) (NYSE: STAR), a publicly traded finance company focused on the commercial real estate industry, where she was responsible for financial strategy and capital-raising initiatives, financial reporting and investor relations.
Ms. Rice spent the first 16 years of her career as a professional in the real estate investment banking groups of Merrill Lynch, Lehman Brothers and Banc of America Securities. During her career as an investment banker, she was involved in numerous capital-raising and strategic advisory transactions, including REIT IPOs, public and private debt and equity offerings, mergers and acquisitions, leveraged buyouts, and asset and corporate acquisitions and dispositions.
Ms. Rice received a Bachelor of Arts degree from the University of Colorado and a Master of Business Administration from Columbia University.
Consideration for Ms. Rice's Recommendation: Ms. Rice’s extensive real estate and capital markets experience, her experience as Chairperson and Independent director of the Company, her prior leadership as a chief financial officer of real estate and finance focused publicly listed companies, as well as her current and past service on the boards of real estate investment trusts and other real estate-based organizations, highlights her value to continue serving as an independent director and Chairperson of the Company.

Board of Directors

KIM S. DIAMOND Independent Director Director since 2021 Committee Membership ● Nominating & Corporate Governance Committee (Chair) ● Compensation Committee
Kim S. Diamond. Kim S. Diamond is an independent director of the Company. Ms. Diamond has over 30 years of experience in the commercial real estate capital and structured finance debt capital markets industries.
Prior to becoming a board member, Ms. Diamond was a Founding Principal and Head of Structuring and Credit at Crescit Capital Strategies (“Crescit”), a middle-market, commercial real estate debt fund from July 2017 until August 2021.
Before joining Crescit, Ms. Diamond was a Founding Executive and Senior Managing Director at Kroll Bond Rating Agency, Inc. (“KBRA”). As a member of the KBRA executive team, Ms. Diamond played a pivotal role in the establishment, growth and ultimate sale of the start-up ratings firm. In addition to running all aspects of KBRA’s Structured Finance Ratings group, Kim was a member of the firm’s policy committee.
Prior to joining KBRA, Ms. Diamond was a Managing Director at Standard and Poor’s (“S&P”). As an early member of S&P’s CMBS group, Ms. Diamond participated with other industry veterans in developing the standards and criteria that became the foundation for the US CMBS business. Ms. Diamond served as Practice Leader of S&P’s U.S. Commercial Mortgage Ratings Group and also helped develop S&P’s International CMBS and other Structured Finance efforts via short term management positions in the firm’s Melbourne, Australia and London, England offices. Ms. Diamond also served as the Interim Head of Structured Finance Ratings for S&P’s Asia/Pacific region in Tokyo, Japan.
Ms. Diamond has served on the Board of Governors of the Commercial Real Estate Finance Council (“CREFC”), where she held positions as Programming Chair, Membership Chair and Treasurer and has been a recipient of the trade association’s prestigious Founder’s Award. She has also served on the Commercial Board of Governors (“COMBOG”) for the Mortgage Bankers Association (“MBA”).
Ms. Diamond currently serves as an advisory board member of Great One Digital Asset Holdings, a start-up digital asset firm and The Sovereign Wealth Fund Institute, a global data and research firm, and is an adjunct professor at New York University’s School of Professional Studies Schack Institute of Real Estate.
Ms. Diamond received a Bachelor of Arts degree from Cornell University and a Master of Business Administration from Columbia University.
Consideration for Ms. Diamond’s Recommendation: Ms. Diamond’s extensive knowledge of commercial real estate credit, structured finance and risk management and oversight, her executive leadership and founding role in real estate related organizations, together presents a distinguishable skill set and positions her strongly to continue forward as an independent director of the Company.

Board of Directors

CATHERINE LONG Independent Director Director since 2021 Committee Membership ● Audit Committee (Chair) ● Compensation Committee ● Nominating & Corporate Governance Committee
Catherine Long. Catherine Long is an independent director of the Company. Ms. Long has over 30 years of accounting, operating and financial management expertise.
Most recently, Ms. Long was one of the founders of STORE Capital Corporation (formerly NYSE: STOR), an internally managed net-lease real estate investment trust formed in 2011 to focus on single tenant operational real estate of middle market companies across the United States. Ms. Long served as STORE’s Executive Vice President – Chief Financial Officer, Treasurer and Assistant Secretary from its inception in May 2011 until November 2021. As Chief Financial Officer, her responsibilities included financial planning, asset-liability management, treasury, accounting and controls, and serving on STORE’s executive investment committee.
Prior to co-founding STORE, Ms. Long was Chief Financial Officer, Senior Vice President and Treasurer of Spirit Realty Capital, Inc. (“Spirit”) from its inception in August 2003 to February 2010. Prior to Spirit, Ms. Long served in various capacities with the Franchise Finance Corporation of America (“FFCA”) and its successor, GE Capital Franchise Finance. Ms. Long was also FFCA’s Principal Accounting Officer and actively participated in FFCA’s real estate limited partnership rollup, as well as numerous securitization transactions and business combinations. Prior to her employment with FFCA, Ms. Long was a senior manager specializing in the real estate industry with the international public accounting firm of Arthur Andersen in Phoenix, Arizona.
Ms. Long was named CFO of the Year in 2008 by the Arizona chapter of Financial Executives International. From December 2019 to November 2021, Ms. Long served on the board of directors and audit committee of Oaktree Real Estate Income Trust, Inc., a non-traded, externally-managed REIT, formed to invest in income-producing commercial real estate assets and debt, primarily in the office, multifamily and industrial sectors. She received a Bachelor of Science in accounting with high honors from Southern Illinois University and has been a certified public accountant since 1980.
Consideration for Ms. Long's Recommendation: Ms. Long’s career has been highlighted by a longstanding commitment to financial management, accounting and operating discipline and expertise, previously as a founder and chief financial officer of a New York Stock Exchange publicly traded real estate investment trust for 10+ years. With this prior financial expertise and executive experience in the real estate industry, Ms. Long is well positioned to serve as an independent director of the Company.

Board of Directors

VERNON B. SCHWARTZ Independent Director Director since 2018 Committee Membership ● Compensation Committee (Chair) ● Audit Committee
Vernon B. Schwartz. Vernon B. Schwartz is an independent director of the Company. Mr. Schwartz was an independent director of NorthStar Real Estate Income Trust, Inc. and a member of its Audit Committee, positions he held between March 2016 and January 2018. Mr. Schwartz served as Executive Vice President at iStar from 2005 to February 2017, where he was responsible for managing a portfolio of real estate investments, including iStar’s condominium portfolio and its European assets. He has also served as President of AutoStar, iStar’s platform focused on the auto dealership market.
Mr. Schwartz has been active in real estate investment and development for almost 30 years. Previously, Mr. Schwartz was a founding partner and Chief Executive Officer of Falcon Financial, the predecessor of AutoStar before it was acquired by iStar in 2005. Prior to forming Falcon Financial, Mr. Schwartz was the Chief Executive Officer of Soros Real Estate Advisors, the advisor to Quantum Realty Partners, an offshore real estate investment fund sponsored by George Soros and Paul Reichmann. Mr. Schwartz previously served as Chairman, President and Chief Executive Officer of Catellus Development Corporation, the largest private landowner in the state of California, and also held executive positions at both Bank of Montreal and The Hahn Company, a developer, owner and operator of regional shopping centers.
Mr. Schwartz has a Bachelor of Commerce in Economics and a Master of Business Administration from the University of the Witwatersrand in Johannesburg, South Africa.
Consideration for Mr. Schwartz's Recommendation: Mr. Schwartz’s strengths include his knowledge of the real estate investment and finance industries, including his extensive experience in real estate development and portfolio management, both domestically and internationally. With prior executive experience for real estate related companies and his relevant real estate investment acumen, Mr. Schwartz is recommended to serve as an independent director of the Company.

Board of Directors

MICHAEL J. MAZZEI Director (Executive) Director since 2020
Michael J. Mazzei. Michael J. Mazzei is the Company's Chief Executive Officer and a member of our Board. Since April 2020, Mr. Mazzei has led and overseen our operations, including investment and credit risk, capital raising and relationship management activities among stockholders, clients, partners, financing counterparties, research analysts and rating agencies.
Mr. Mazzei served as a member of the board of directors of Ladder Capital Corp, (“Ladder”) from June 2017 through March 2020. Previously, Mr. Mazzei served as President of Ladder from June 2012 through June 2017. From September 2009 to June 2012, Mr. Mazzei served as Global Head of the CMBS and Bank Loan Syndication Group at Bank of America Merrill Lynch.
Prior to that, Mr. Mazzei served as Co-Head of CMBS and Commercial Real Estate Debt Markets at Barclays Capital from March 2004 to June 2009. Prior to Barclays Capital, Mr. Mazzei spent 20 years at Lehman Brothers, including 18 years in commercial real estate finance-related functions. Having started in commercial mortgage trading in 1984, Mr. Mazzei became the head of CMBS in 1991 and served as the Co-Head of Global Real Estate Investment Banking from March 2002 to February 2004.
Mr. Mazzei received a Bachelor of Science from Baruch College and a Juris Doctor from St. John’s University School of Law, and is a graduate of the New York University Real Estate Institute.
Consideration for Mr. Mazzei’s Recommendation: Mr. Mazzei’s over 35 years of experience in commercial real estate finance and having served as executive officer, director and in other senior leadership positions at a series of commercial real estate financing and banking institutions qualify him to serve as a director of the Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES IDENTIFIED ABOVE.

Executive Officers

EXECUTIVE OFFICERS

The following sets forth certain information concerning our executive officers. Our executive officers are appointed annually by our Board.

NAME	AGE (1)	POSITION
Michael J. Mazzei	64	Chief Executive Officer
Andrew E. Witt	48	President & Chief Operating Officer
Frank V. Saracino	59	Chief Financial Officer, Treasurer and Executive Vice President
David A. Palamé	48	General Counsel, Secretary and Executive Vice President
____________
(1)    As of March 23, 2026
Michael J. Mazzei. See biography in “Board of Directors” above.
Andrew E. Witt. Andrew E. Witt is our President and Chief Operating Officer, leading our business, investment management and operations capacities since 2019. From May 2020 to May 2021, Mr. Witt served as a member of our Board. From February 2020 until his appointment as Chief Operating Officer in April 2020, Mr. Witt served as our interim President and Chief Executive Officer.
Previously, Mr. Witt served as Managing Director and Chief Operating Officer of Global Credit at Colony Capital, Inc. (“Colony Capital”) until April 2021. In his roles at Colony Capital, Mr. Witt primarily focused on credit related operations and initiatives, including product development, investor relations and marketing of private offerings globally. Prior to taking on this most recent role, he served as an investment professional responsible for the identification, evaluation, and consummation of real estate related investments. Mr. Witt also served as an Executive Vice President of Colony American Homes where he was responsible for overseeing investments in single family residential property which culminated in the acquisition of nearly 20,000 homes.
Prior to joining Colony Capital in 2007, Mr. Witt founded and managed a business in the industrial medicine sector. Mr. Witt received his Master of Business Administration from the University of Southern California and Bachelor of Arts in International Relations with a focus on International Economics from Stanford University. Mr. Witt was also a member of the 2000 U.S. Men’s Volleyball Olympic Team.
Frank V. Saracino. Frank V. Saracino serves as our Chief Financial Officer, Treasurer and Executive Vice President. Previously, he served as our Chief Accounting Officer between November 2018 and December 2020.
From August 2015 to April 2021, Mr. Saracino was a Managing Director at Colony Capital, where he served as Chief Financial Officer for certain Colony Capital managed real estate investment trusts and vehicles.
Prior to joining a predecessor of the Colony business in 2015, Mr. Saracino was a Managing Director with Prospect Capital Corporation where he served from inception as Chief Financial Officer of its real estate investment trust subsidiaries and registered closed-end investment companies. From 2008 to 2012, Mr. Saracino was a Managing Director and America’s co-head of finance at Macquarie Group.
Mr. Saracino started his career in public accounting at Coopers & Lybrand, where he earned a CPA, and complemented his experience working as an internal auditor at The Dun & Bradstreet Corporation across Europe and the United States. Frank was also an investment banker at Deutsche Bank focused on the telecom industry. Mr. Saracino holds a Bachelor of Science from the Martin J. Whitman School of Management at Syracuse University.
David A. Palamé. David A. Palamé is our General Counsel and Secretary, having served in such capacity since the Company’s inception in January 2018. Mr. Palamé is responsible for legal, administrative, regulatory and compliance activities, corporate secretarial and other support for the Company’s business. Mr. Palamé also serves as Executive Vice President of the Company and the chief compliance officer of the Company’s registered investment advisor, BrightSpire Capital Advisors, LLC.
Previously, Mr. Palamé served as Managing Director, Deputy General Counsel of Colony Capital until April 2021, where he was responsible for global legal, private capital formation, investment allocation and support for Colony Capital. Prior to joining Colony Capital in 2007, Mr. Palamé was an associate with the law firm of Sullivan & Cromwell LLP and previously served as a law clerk to the Honorable William J. Rea, United States District Court for the Central District of California at Los Angeles.

Executive Officers

Mr. Palamé received a Bachelor of Arts from the State University of New York at Buffalo and a Juris Doctor from the University of Pennsylvania Law School, where he served on the board of officers of the University of Pennsylvania Law Review.

Corporate Governance

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE GUIDELINES, CODES OF ETHICS AND COMMITTEE CHARTERS
We are committed to strong corporate governance practices and, as such, we have adopted our Corporate Governance Guidelines and Codes of Ethics discussed below to enhance our corporate governance effectiveness. Our Board maintains charters for all Board committees. These guidelines, codes and our committee charters are available on our website at www.brightspire.com under the heading “Shareholders—Corporate Governance.” You can also receive a copy of our Corporate Governance Guidelines and Codes of Ethics, without charge, by writing to the General Counsel at BrightSpire Capital, Inc., 590 Madison Avenue, 33rd Floor, New York, New York 10022.
Our Corporate Governance Guidelines are designed to assist our Board in exercising its responsibilities. Our Corporate Governance Guidelines govern, among other things, Board composition, Board member qualifications, responsibilities and education, management succession and self-evaluation. Our Code of Business Conduct and Ethics relates to the conduct of our business by our employees, officers and directors. We seek to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those related to doing business outside the United States. Our Code of Business Conduct and Ethics is designed to avoid situations in which personal interests’ conflict, or have the appearance of conflicting, with those of the Company. Among other things, our Code of Business Conduct and Ethics prohibits our directors, executive officers and employees, among other persons (“covered persons”), from providing gifts, meals or anything of value to government officials or employees or members of their families in connection with our business without prior written approval from the Company’s General Counsel or Chief Executive Officer. We have also adopted a Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and other senior financial and accounting officers of the Company performing similar functions who have been identified by the Chief Executive Officer from time to time. Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by the Audit Committee or another committee of the Board of Directors comprised solely of independent directors or a majority of independent directors. We will disclose on our website any amendments to our Corporate Governance Guidelines, Codes of Ethics or committee charters or waivers from our Codes of Ethics applicable to any of our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.
DIRECTOR INDEPENDENCE
Of our five directors being nominated for re-election by our Board, our Board has affirmatively determined that Mses. Rice, Diamond and Long and Mr. Schwartz are independent under the NYSE rules and under applicable rules of the SEC. In determining director independence, our Board reviewed, among other things, any transactions or relationships that currently exist or that have existed, between each director and the Company and its subsidiaries, affiliates and equity investors, independent auditors or members of senior management. In particular, our Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests under the NYSE rules for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.
BOARD LEADERSHIP STRUCTURE
Our Board believes it is important to select its Chairperson and the Company’s Chief Executive Officer in the manner it considers to be in the best interests of the Company at any given point in time. The members of our Board possess considerable and diversified business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company’s leadership structure to meet those needs.
After careful consideration, our Board believes that the most effective leadership structure for the Company is to maintain separate the roles of Chairperson and Chief Executive Officer. Currently, Ms. Catherine D. Rice serves as our Chairperson and Mr. Mazzei serves as our Chief Executive Officer.
The Nominating & Corporate Governance Committee and Board have nominated Ms. Rice to continue to serve as Independent Chairperson upon re-election at the 2026 Annual Meeting, and believes we will benefit from her independence, experience, knowledge, leadership and vision. Our Board believes that having Mr. Mazzei as Chief Executive Officer, with over 35 years of experience in commercial real estate finance and having served as executive officer, director and in other senior

Corporate Governance

leadership positions at a series of commercial real estate financing and banking institutions, best serves the interests of the Company. Our Board periodically evaluates the Company’s leadership structure and will periodically evaluate the Chairperson and Chief Executive Officer positions, including determining whether the separate roles continue to serve the best interests of the Company.
INDEPENDENT CHAIRPERSON
To promote the independence of our Board and appropriate oversight of management, Ms. Rice has served as Independent Chairperson since May 2021 to facilitate free and open discussion and communication among the independent directors of our Board and management. The Nominating & Corporate Governance Committee and Board has nominated Ms. Rice to serve as Independent Chairperson of the Company upon re-election. Since inception in January 2018 until May 2021, Ms. Rice previously served as lead independent director. The Independent Chairperson shall handle comprehensive responsibilities leading the Board as well as preside at all executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our Board, but may be called at any time by our Independent Chairperson or any of our other independent directors. In 2025, our independent directors met four (4) times in executive session without management present following Board and/or committee meetings and met outside of regularly scheduled Board and committee meetings on certain occasions. If applicable, our Independent Chairperson will discuss issues that arise during those meetings with our Chief Executive Officer. Our Independent Chairperson also discusses Board meeting agendas with our Secretary and may request the inclusion of additional agenda items for meetings of our Board. Since establishing the Independent Chairperson role, the Company will not maintain a separate additional lead independent director role.
BOARD’S ROLE IN RISK OVERSIGHT
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. Our management team is responsible for our risk exposures on a day-to-day basis by identifying the material risks we face (including, but not limited to, legal, regulatory and cybersecurity risks), implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk, risk ratings and risk management into our decision making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is communicated to our Board. Our Board, as a whole and through its committees, has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks. Our Board is not responsible, however, for defining or managing our various risks. Our Board is regularly informed by management of potential material risks and activities related to those risks at Board and/or committee meetings. Members of our management team generally attend all Board meetings and are readily available to our Board to address any questions or concerns raised by our Board on risk management and any other matters.
Our Audit Committee assists the Board’s oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. In addition, the Audit Committee has established and maintains procedures for the receipt of complaints and submissions of concerns regarding accounting and auditing matters. Pursuant to its charter, the Audit Committee also considers our policies with respect to financial reporting risk assessment and risk management.
In addition, the Compensation Committee also ensures that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not encourage excessive or unnecessary risk taking behavior.

Corporate Governance

VOTING STANDARD FOR ELECTION OF DIRECTORS
Our bylaws provide that, in any uncontested election of directors, a director nominee will be elected by a majority of all of the votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. If in any uncontested election of directors an incumbent director does not receive a majority of the votes cast by stockholders entitled to vote with respect to the election of that director, our Corporate Governance Guidelines require such director to tender his or her resignation within three days after certification of the results. To the extent that one or more directors’ resignations are accepted by the Board, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board. In any contested election of directors, directors will be elected by a plurality of votes cast at a meeting of stockholders.
DIRECTORS OFFER OF RESIGNATION POLICY
Our Corporate Governance Guidelines provide that, whenever a member of the Board (i) accepts a position with a company that is competitive to the business(es) then engaged in by the Company or (ii) violates the Company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines or any other Company policy applicable to the members of the Board from time to time, he or she shall offer his or her resignation to the Nominating and Corporate Governance Committee. The director shall be expected to act in accordance with the Nominating and Corporate Governance Committee’s recommendation in this regard.
DIRECTOR NOMINATION PROCEDURES
The Board has adopted the charter of the Nominating and Corporate Governance Committee that sets forth the criteria to be used for considering potential director candidates. The criteria further the Nominating and Corporate Governance Committee’s goal of ensuring that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must have the highest personal and professional integrity, a demonstrated exceptional ability and judgment and an ability to be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders.
In addition to the aforementioned qualifications, the Nominating and Corporate Governance Committee shall assess the nominee’s independence and may consider, among other things, the following, all in the context of an assessment of the perceived needs of the Board at that time:

⇒	diversity, age, background, skill and experience;
⇒	personal qualities, high ethical standards and characteristics, accomplishments and reputation in the business community;
⇒	knowledge and contacts in the communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business;
⇒	ability and willingness to devote sufficient time to serve on the Board and committees of the Board;
⇒	knowledge and expertise in various areas deemed appropriate by the Board; and
⇒	fit of the individual’s skills, experience and personality with those of other directors in maintaining an effective, collegial and responsive Board.
The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating and Corporate Governance Committee members, (b) other members of the Board and (c) stockholders of the Company. All candidates submitted by stockholders will be evaluated in the same manner as all other director candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms as it deems necessary or appropriate in its sole discretion, including any search firm to assist in the identification of qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates.

Corporate Governance

COMMUNICATIONS WITH OUR BOARD
Our Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact the Independent Chairperson or any other member or all members of our Board by writing to any of them at c/o General Counsel at BrightSpire Capital, Inc., 590 Madison Avenue, 33rd Floor, New York, New York 10022. All such communications received by the office of our General Counsel will be opened solely for the purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). The Independent Chairperson will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.
POLICY FOR REVIEW OF RELATED PERSON TRANSACTIONS
Pursuant to our Audit Committee’s charter, our Audit Committee must review reports and disclosures of related party transactions and consider any potential conflicts of interest involving our executive officers or any member of our Board. The Audit Committee must review and consider for approval any related party transaction between us and any executive officer or director. When reviewing and evaluating a related party transaction, our Audit Committee may consider, among other things, any effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party and the nature of any director’s or officer’s involvement in the transaction. In the event any such related party transaction involves a member of the Audit Committee, the transaction must be approved by a majority of the disinterested members of the Audit Committee.
To facilitate our Audit Committee’s review of related party transactions, on an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer or any member of his or her immediate family, has an interest. In addition, pursuant to our Code of Business Conduct and Ethics, all potential conflict of interest situations, including related party transactions, must be disclosed to our General Counsel. To the extent any such potential conflict of interest disclosed to our General Counsel is a proposed related party transaction, the General Counsel will communicate such conflict and the proposed transaction to the Audit Committee. Further, our General Counsel will notify the members of our Audit Committee promptly of any material changes to previously approved or conditionally approved related party transactions.
See “Certain Relationships and Related Transactions” for a description of our related party and certain other transactions.
POLICY PROHIBITING HEDGING AND PLEDGING OF COMPANY SECURITIES
Pursuant to our Policy on Inside Information and Insider Trading, our directors and employees, including our named executive officers, are prohibited from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account; (iv) other hedging or monetization transactions related to the Company’s securities, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; and (v) pledging our securities to secure margins or other loans, subject to limited exceptions.

Information About Our Board of Directors and Its Committees

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES
Our Board met on four (4) occasions, where all directors attended 100% of the aggregate number of meetings of our Board and of all committees for the period during which they served during fiscal year 2025.
Pursuant to our Corporate Governance Guidelines, members of our Board are expected to attend our annual meetings of stockholders. All of our current directors attended the virtual 2025 annual meeting of stockholders, by live webcast.
Our Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee as standing committees. Each of these standing committees has adopted a committee charter, which is available on our website at www.brightspire.com under the heading “Shareholders—Corporate Governance” or by writing to the General Counsel at BrightSpire Capital, Inc., 590 Madison Avenue, 33rd Floor, New York, New York 10022 to request a copy, without charge. Each committee of our Board is composed exclusively of independent directors, as defined by the NYSE listing standards and with respect to our Audit Committee and Section 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The following table shows the current membership of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee:

				AUDIT COMMITTEE		COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
INDEPENDENT DIRECTOR
Catherine D. Rice (1)				M, E
Kim S. Diamond						M	M
Catherine Long				C, E			M
Vernon B. Schwartz				M, E		C
John E. Westerfield						M	C
NUMBER OF MEETINGS HELD IN 2025				5		4	4
	C	Committee Chair	M	Committee Member	E	Audit Committee Financial Expert

(1) Independent Chairperson.
AUDIT COMMITTEE
The principal purpose of the Audit Committee is to assist the Board in the oversight of:

⇒	our accounting and financial reporting processes;
⇒	the integrity of our consolidated financial statements and financial reporting process;
⇒	our systems of disclosure controls and procedures and internal control over financial reporting;
⇒	our compliance with financial, legal and regulatory requirements and our ethics program;
⇒	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
⇒	the performance of our internal audit function; and
⇒	the Company’s overall risk profile and risk management practices.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and is also responsible for reviewing with our independent auditors any audit problems or difficulties they encounter in the course of their audit work. The Audit Committee is also charged with the tasks of reviewing our financial statements, any significant financial reporting issues and any major issues as to the adequacy of internal control with management and our independent auditors.

Information About Our Board of Directors and Its Committees

Our Audit Committee’s written charter requires that all members of the committee must satisfy the requirements of the NYSE, the rules and regulations of the SEC and applicable laws relating to independence, financial literacy and experience. All of the members of the Audit Committee meet the foregoing requirements. The Board has determined that Catherine Long, Catherine D. Rice and Vernon B. Schwartz are each an “audit committee financial expert” as defined by the rules and regulations of the SEC. For information about Ms. Long’s experience, who shall serve as Chair of the Audit Committee upon re-election at the 2026 Annual Meeting, see “Board of Directors” above.
During 2025, the Audit Committee met five (5) times, including by telephone (if applicable), and each member of the Audit Committee attended 100% of the aggregate number of such meetings held during their term of service on the Audit Committee.
NOMINATING & CORPORATE GOVERNANCE COMMITTEE
The principal purposes of the Nominating and Corporate Governance Committee are to:

⇒	identify and recommend to the full Board qualified candidates for election as directors and recommend nominees for election as directors at the annual meeting of stockholders;
⇒	develop and recommend to the Board corporate governance guidelines and implement and monitor such guidelines;
⇒	review and make recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
⇒	recommend to the Board nominees for each committee of the Board;
⇒
annually facilitate the assessment of the Board’s performance as a whole and of individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

⇒	oversee the Board’s evaluation of management.
During 2025, the Nominating and Corporate Governance Committee met four (4) times, including by telephone (if applicable), and each member of the Nominating and Corporate Governance Committee attended 100% of the aggregate number of such meetings held during their term of service on the Nominating & Corporate Governance Committee.
COMPENSATION COMMITTEE
The principal purposes of the Compensation Committee are to:

⇒
review and approve on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluate our Chief Executive Officer’s performance in light of such goals and objectives and determine and approve the compensation of our Chief Executive Officer based on such evaluation;

⇒	review and approve the compensation, if any, of all of our executive officers, including our “named executive officers”;
⇒	implement and administer our incentive compensation equity-based remuneration plans, including the Company’s 2022 Equity Incentive Plan, as amended (the “2022 Plan”);
⇒	oversee and assist management in preparing the compensation disclosure and analysis for inclusion in our proxy statement and/or annual report;
⇒	prepare and submit a report on executive compensation to be included in our proxy statement and/or annual report; and
⇒	review, evaluate and recommend changes, if appropriate, to the compensation for directors.
In addition, the Compensation Committee shall also ensure that compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.
The Compensation Committee may delegate its authority to members as it deems appropriate, and any actions taken by a member who has been delegated authority must be reported to the full Compensation Committee at its next regularly scheduled meeting. The Compensation Committee has the sole authority to retain and terminate such outside legal, accounting or other advisors to the Compensation Committee as it deems necessary and advisable in its sole discretion, including compensation consultants. In selecting such advisors or consultants, the Compensation Committee shall consider

Information About Our Board of Directors and Its Committees

the independence of such advisor or consultant, as determined by it in its business judgment, in accordance with the standards of the NYSE, any applicable rules and regulations of the SEC and other applicable laws relating to the independence of advisors and consultants. The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant or other advisor retained by the Compensation Committee.
During 2025, the Compensation Committee met four (4) times, including by telephone (if applicable), and each member of the Compensation Committee attended 100% of the aggregate number of such meetings held during their term of service on the Compensation Committee.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2025, the following directors, all of whom are independent directors, served on our Compensation Committee: Messrs. Schwartz and Westerfield and Ms. Diamond. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Director Compensation

DIRECTOR COMPENSATION
DETERMINATION OF COMPENSATION AWARDS
The Compensation Committee has responsibility for making recommendations to our Board regarding non-employee director compensation. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of our Board with those of our stockholders. We use a combination of cash and stock-based compensation to attract and retain highly-qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, the skill level required by us of members of our Board and competitive pay practice data. The Compensation Committee discusses its recommendations with the Company’s Chief Executive Officer and ultimately makes a recommendation to our Board with respect to all non-employee director compensation. The Compensation Committee has previously engaged FTI Consulting between 2018 and 2023, and subsequently Ferguson Partners in December 2023 through the date hereof, as compensation consultants to assist it in reviewing competitive pay practice data regarding non-employee director compensation and to advise it in connection with making recommendations to our Board with respect to the amount and form of such compensation. The Compensation Committee has maintained the policy and compensation in the form described below since 2018.
NON-EXECUTIVE NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
Effective February 2018, the Board adopted a “Non-Executive Independent Director Compensation Policy” that provides that each non-executive director of the Board receives an annual base fee for his or her services of $180,000, with $80,000 payable in cash in quarterly installments in conjunction with quarterly meetings of the Board and $100,000 payable in the form of an annual award of restricted stock, which will vest in full on the one-year anniversary of the date of grant (anticipated to occur shortly after each annual election of directors), subject to the director’s continued service on the Board. In addition, the chairs of each of the Audit, Compensation, and Nominating and Corporate Governance Committees receive an additional annual cash retainer of $20,000, $15,000 and $15,000, respectively, and the Independent Chairperson receives an additional annual cash retainer of $20,000. The Company also reimburses each of the directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.
DIRECTOR COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025
The following information details the compensation received during 2025 as non-employee directors of the Company.

Name	Annual Fees Earned or Paid in Cash $	Annual Stock Awards $ (1)	Total $
Catherine D. Rice	100,000	97,959	197,959
Kim S. Diamond	80,000	97,959	177,959
Catherine Long	100,000	97,959	197,959
Vernon B. Schwartz	95,000	97,959	192,959
John E. Westerfield	95,000	97,959	192,959
____________

(1)
Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were granted to our directors on May 19, 2025. The grant date fair value of awards granted to our independent directors was determined based on the closing price of our common stock on the date of grant as reported by the NYSE. As of December 31, 2025, the stock awards remain subject to vesting on May 19, 2026. As of December 31, 2025, each of Mses. Rice, Diamond and Long and Messrs. Schwartz and Westerfield owned 18,588 unvested shares of restricted common stock.

Executive Compensation

EXECUTIVE COMPENSATION
This section consists of our Compensation Discussion and Analysis, which explains our named executive officer compensation for 2025, and compensation tables and accompanying notes that detail the specific amounts and types of compensation we paid to such individuals for the most recent three completed fiscal years, as applicable.
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee maintains a comprehensive executive compensation program designed to attract and retain the best talent. The program includes pay for performance measures to align executive officers and stockholders by linking compensation to short-term and long-term corporate performance, financial and strategic goals, and to ensure fair, equitable and competitive pay practices. The Compensation Committee, in consultation with the Company’s independent compensation consultant and Chief Executive Officer, maintains performance-based compensation for named executive officers as follows (each as described in further detail below):

(i)
2025 Annual Incentive Plan: for 2025, adopted an annual cash incentive plan with (x) 70% weighted to fixed financial Company performance metrics and (y) 30% weighted toward subjective individual performance, for annual cash incentive award determinations, with the total payout subject to a 10% reduction factor (the “2025 Annual Incentive Plan”), except that our Chief Executive Officer received restricted stock subject to time-vesting (vesting in equal annual installments over 3 years) in lieu of a cash incentive payment (as described in further detail below), and

(ii)
2025 Long-Term Incentive Plan Awards with 3-Year Performance Restricted Stock Units: for long-term incentive plan awards in 2025, allocated between (x) 50% time-vesting restricted stock (vesting in equal annual installments over 3 years) and (y) 50% performance restricted stock units (testing total shareholder return over a 3-year testing period on a relative basis against a performance peer group).

Our named executive officers (each, an “NEO”, or “NEOs”) for 2025 were:

⇒	Michael J. Mazzei, our Chief Executive Officer;
⇒	Andrew E. Witt, our President and Chief Operating Officer;
⇒	Frank V. Saracino, our Chief Financial Officer, Treasurer and Executive Vice President; and
⇒	David A. Palamé, our General Counsel, Secretary and Executive Vice President.
Compensation Philosophy
The primary goal of the Compensation Committee, the Board of Directors and the Company’s executive compensation program is to seek to align the interests of our professionals (including our executive officers) with those of our stockholders. In setting compensation for its professionals, the Company takes into consideration quantitative, qualitative and individual factors in determining the total compensation payable to such professionals, including:

⇒	reviewing Company performance and results for the applicable fiscal year;
⇒	evaluating the type, scope and level of responsibility of the professional on behalf of the Company and its subsidiaries;
⇒	balancing elements of reward and retention to motivate sustainable Company and investment performance (including executive officer targets, which are majority-weighted toward at risk compensation);
⇒
implementing pay-for-performance elements (including short-term and long-term corporate performance, financial and strategic goals) to further align the interests of executives with our stockholders; and

⇒	understanding market conditions and integrating peer group analysis and benchmarking to ensure fair, equitable and competitive pay practices.
Qualitative factors may include portfolio-related performance (including credit risk and analysis), operating performance, investment and asset management achievements, capital raising efforts, investor relations, business development, risk management policies and practices, legal, tax and regulatory compliance and maintaining sound information security and cybersecurity policies and controls. Individual factors may include contributions to the success and development of the Company, leadership and development efforts and corporate citizenship. Satisfaction of any single or all variables will not necessarily be determinative alone at arriving at the overall award for any NEO and the Compensation Committee reserves its

Executive Compensation

right in setting targets and issuing its judgment in determining whether targets are achieved and/or making equity awards, if any.
Elements of Compensation
Our executive compensation program consists of salary and a majority weighting toward variable pay components, including annual cash incentive and long-term incentive awards (which includes performance-based metrics).

⇒	Annual Base Salary (fixed). We believe base salary provides a stable income at competitive levels reflective of role, responsibilities, experience and to motivate the continued service of our NEOs.
⇒
Annual Cash Incentive Awards (variable). The Compensation Committee implemented the 2025 Annual Incentive Plan, with pay-for-performance compensation objectives, to attract, retain and competitively reward our NEOs.

⇒
Long-Term Incentive Plan (“LTIP”) Awards (variable / equity-based, time-based vesting and performance-based vesting). We may award equity-based and cash-based awards under the Company’s 2022 Equity Incentive Plan, as amended (the “2022 Plan”). These awards are designed to align the interests of eligible individuals with those of our stockholders and to provide incentive to stimulate their efforts toward the success of the Company, its long-term growth and profitability.

Executive Compensation Program Highlights
In summary, the Company’s executive compensation program INCLUDES:

☑
Pay-for-Performance. The majority value of total compensation is tied to performance (while employment terms include minimum targets, they are not guaranteed). 2025 base salaries comprise a small percentage of each NEOs overall compensation for 2025.

2025 Compensation Element	Type of Compensation	Chief Executive Officer %	Other NEO % (average)
Annual Base Salary	Fixed	15%	19%
Annual Incentive Awards	Variable / Cash & Equity-Based	31%	30%
Long-Term Incentive Plan Awards (1)	Variable / Equity-Based	54%	51%
Total		100%	100%
____________
(1)    Based on grant date fair value of such LTIP awards.

☑
Long-term Alignment with Stockholders. Time-based equity incentive awards (generally subject to 3-year annual vesting schedules) and 3-year performance cycle LTIP awards, in each case, used to enhance retention, alignment and long-term performance.

☑	Performance-Based Consideration. Company performance metric testing, including:

•	2025 Annual Incentive Plan: 70% weighted to fixed financial Company performance measures (absolute and relative).
•
Performance Restricted Stock Units for 2025: LTIP awards, allocated to NEOs, 50% to performance restricted stock units (testing relative total shareholder return over a 3-year testing period against a performance peer group).

☑	Clawback Policy. The Company maintains a clawback policy with respect to incentive compensation of executive officers of the Company.
☑	Stock Ownership Guidelines. The Company maintains stock ownership guidelines for executive officers and directors for further alignment.
☑	Peer Benchmarking. The Company considers and benchmarks to peer companies in evaluating executive compensation and setting thresholds for performance-based consideration.
☑	Independent Compensation Consultant. The Compensation Committee engages an independent compensation consultant for advisory purposes.

Executive Compensation

In addition, the executive compensation program is appropriately limiting with (DOES NOT INCLUDE):

☒	No Guaranteed Bonuses. No annual incentive or equity award is guaranteed.
☒	No Tax Gross Ups. The Company does not provide tax gross-ups on compensation payments made in connection with a change in control.
☒	No Dividends on Unearned Performance-Based Awards. The Company does not pay dividends or distributions on unearned performance-based equity awards.
☒	No Liberal Equity Share Add-Backs. The Company’s 2022 Plan does not have liberal terms regarding equity share add backs.
☒	No Hedging. The Company does not allow hedging or pledging of Company securities.
☒	No Pension Benefits. The Company does not provide defined benefit or other supplemental pension benefits to our NEOs.
Independent Compensation Consultant
The Compensation Committee has engaged an independent compensation consultant to assist it in reviewing the competitiveness of non-executive director compensation and our executive compensation programs, considering the overall design of the compensation programs and providing compensation advice independent of company management. In December 2023, the Compensation Committee engaged Ferguson Partners as an independent consultant to advise on the year end administration of the applicable Annual Incentive Plan and related matters on a go-forward basis. Representatives of Ferguson Partners have and will continue to provide assistance to the Compensation Committee with respect to various matters, including: (i) a benchmarking review of peer company executive compensation; (ii) annual incentive plan structuring and awards; (iii) evaluating the elements and design of various aspects of our compensation program; (iv) assisting in peer group development; and (v) assisting in the design and review of employment agreements, severance and similar arrangements for certain of our senior executives and the Company generally. Ferguson Partners has not provided any other services to us, except as may be pre-approved by the Chair of the Compensation Committee.
Peers and Peer Benchmarking
For 2025, the Compensation Committee selected the following companies for executive compensation peer benchmarking (the “Executive Compensation Peers”), with a primary focus on internalized mortgage and diversified REITs of reasonably similar implied equity market capitalization and total capitalization. The Executive Compensation Peers selected in 2025 were expanded based on a recommendation of the compensation consultant and discussion with the Compensation Committee and management. There are few internalized mortgage REITs that comprehensively disclose NEO compensation, and externally-managed mortgage REITs have not historically disclosed all forms of executive compensation. Therefore, the Executive Compensation Peers include certain internalized mortgage REITs and other diversified and equity REITs. The Compensation Committee evaluates compensation data available for these Executive Compensation Peers to understand the reasonableness of the Company’s compensation levels for base salary, annual cash incentive awards and LTIP equity-based consideration, focusing on implied equity market capitalization, total capitalization, and total return dynamics over certain periods. The “Executive Compensation Peers” include the following 14 companies:

EXECUTIVE COMPENSATION PEERS
Chimera Investment Corporation	Ladder Capital Corp.	Granite Point Mortgage Trust Inc.
Cohen & Steers, Inc.	Arbor Realty Trust, Inc.	MFA Financial, Inc.
Walker & Dunlop, Inc.	Main Street Capital Corporation	Hercules Capital, Inc.
Dynex Capital, Inc.	Wisdom Tree, Inc.	Redwood Trust, Inc.
Hannon Armstrong Sustainable Infrastructure Capital, Inc.	Adamas Trust, Inc.
Separately, executive management, the Board and the Compensation Committee regularly monitor the Company’s business performance related to certain externally-managed and internally-managed commercial mortgage REITs. For comparative performance purposes, monitoring the below companies (the “Performance Peers”) is relevant because this group has more similar business plans, target assets, financing structures and performance objectives as the Company. The Compensation

Executive Compensation

Committee evaluates performance among the Performance Peers when establishing targets for the 2025 Annual Incentive Plan and benchmark relative performance for performance restricted stock unit awards granted in 2025:

PERFORMANCE PEERS
Claros Mortgage Trust, Inc.	Ladder Capital Corp.	Granite Point Mortgage Trust Inc.
Blackstone Mortgage Trust	Apollo Commercial Real Estate Finance	KKR Real Estate Finance Trust
TPG RE Finance Trust	Ares Commercial Real Estate Corp.	Franklin BSP Realty Trust, Inc.
Employment Agreements
On February 16, 2024, the Company entered into a Second Amended Employment Agreement with Michael J. Mazzei (the “Second Amended Employment Agreement”). On February 21, 2024, the Company entered into amended and restated employment letters with Andrew E. Witt, Frank V. Saracino, and David A. Palamé to memorialize continuing commitment and alignment with objectives of the Company. The terms of employment for each NEO set forth an annual base salary with target annual cash incentive and long-term incentive award opportunities, if any, remaining in the discretion of the Compensation Committee. The terms were established by the Compensation Committee in consultation with the compensation consultant, informed by certain benchmarking with the Executive Compensation Peers and discussions and recommendations of the Chief Executive Officer (provided the Chief Executive Officer is not involved with the Compensation Committee in determining his compensation). Notwithstanding stated minimum targets for any NEO, if any, the Compensation Committee retains discretion whether to make any annual cash incentive payment or long-term equity incentive award, if at all. The compensation terms applicable to each named executive officer in 2025 were as follows:

⇒	2025 Base Salary. NEO base salaries set at $800,000 for Mr. Mazzei; $500,000 for Mr. Witt; $425,000 for Mr. Saracino; and $352,500 for Mr. Palamé.
⇒
2025 Annual Cash Incentive Target. NEO annual cash incentive award targets set at $1,750,000 for Mr. Mazzei; $800,000 for Mr. Witt; $625,000 for Mr. Saracino; and $600,000 for Mr. Palamé. The payout amount for each executive would be subject to performance thresholds pursuant to the 2025 Annual Incentive Plan.

⇒	2025 Long-Term Incentive Plan Target. LTIP award target set at $3,000,000 for Mr. Mazzei. No LTIP award target set for the other NEOs.
The Second Amended Employment Agreement and other NEO employment letters, as applicable, provide that each NEO is eligible to participate in employee benefit programs made available to the Company’s employees generally from time to time and to receive payments upon termination or change in control of the Company, or death or disability, in addition to any accrued and unpaid salary, vacation and benefits, as set forth in further detail below.
Under the Second Amended Employment Agreement, in the event that Mr. Mazzei is terminated by the Company without Cause or he terminates his employment for Good Reason (in each case, as such terms are defined in his employment agreement), and subject to his execution of a release of claims in favor of the Company, he is entitled to (a) a lump sum cash payment equal to the product of one and one-half times (the “Severance Multiple”) his most recent (i) base salary and (ii) target annual bonus (the “Cash Severance Payment”); (b) payment of the prior calendar year’s annual bonus, if not paid as of such termination; (c) if termination in a calendar year occurs before the date on which his LTIP award is made, a grant of the then-current target LTIP award; (d) a lump sum payment in respect of his bonus for the year of termination equal to his target annual bonus, prorated for the period of time worked during the year; and (e) full vesting of all then-outstanding and unvested LTIP awards (including the LTIP award granted as described above) (collectively, the “Severance Benefits”). All payments are to be made once the release is effective. In the event that Mr. Mazzei is terminated by the Company without cause or he terminates his employment for Good Reason within 90 days before or one year following a Change in Control, his Severance Benefits remain the same, except that the Severance Multiple of his Cash Severance Payment is increased to two. In the event of Mr. Mazzei’s death or disability, (as defined in the Second Amended Employment Agreement), he or his estate is entitled to (a) payment of the prior calendar year’s annual bonus, if not paid as of such termination; (b) a lump sum payment in respect of his bonus for the year of termination equal to his target annual bonus, prorated for the period of time worked during the year; and (c) full vesting of all then-outstanding and unvested LTIP awards at the full target award amount on a non pro-rated basis.

Executive Compensation

Under the amended and restated employment letters with Messrs. Witt, Saracino and Palamé, each are eligible to participate in the Company’s severance plan, which provides certain severance benefits in the event that their employment is terminated without Cause by the Company or by them for Good Reason (in each case, as such terms are defined in the Company’s severance policy), in accordance with the terms and subject to the conditions of the severance policy (a “Qualifying Termination”). The severance plan (as supplemented by the amended and restated employment letters) provides that, in the event of an officer’s Qualifying Termination and subject to his execution of a release of claims in favor of the Company, the officer will be entitled to receive (a) a lump sum cash severance payment equal to the product of one times his (i) annual base salary and (ii) target annual bonus; (b) a prorated portion of his annual target cash incentive for the year of termination based on the number of days in the year worked; (c) his prior year’s bonus (to the extent unpaid); (d) if termination occurs between January 1 and the date on which his LTIP is made, a grant of the then-current target LTIP award; (e) full acceleration of any unvested time-based awards; (f) vesting of any performance-based awards in accordance with the terms and conditions of the applicable award agreement; and (g) subject to his timely COBRA election, up to 12 months of Company-paid COBRA premiums. In the event of an officer’s Qualifying Termination within 90 days before or one year after a Change in Control (as defined in the severance policy) and subject to his execution of a release of claims in favor of the Company, the officer will be entitled to receive the same payments and benefits as set forth above, except (i) his lump sum cash severance payment will be equal to two times the sum of his annual base salary plus his target annual bonus for the year of termination, (ii) his performance-based awards will vest immediately (with level of achievement determined in accordance with the applicable award agreement or, if none or more favorable, by the Compensation Committee or the Board as of the date of termination), and (iii) COBRA premiums will be paid for up to 24 months. In the event of the death or disability of Messrs. Witt, Saracino or Palamé, he or his estate is entitled to (a) payment of the prior calendar year’s annual bonus, if not paid as of such termination; (b) a lump sum payment in respect of his bonus for the year of termination equal to his target annual bonus, prorated for the period of time worked during the year; and (c) the vesting of all then-outstanding and unvested LTIP awards in accordance with the terms of the applicable award agreement.
For additional information regarding such Second Amended Employment Agreement and amended and restated employment letters, please refer to such agreements filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Clawback Policy and Stock Ownership Guidelines
The Board and Compensation Committee maintain additional executive compensation specific policies to advance a culture that emphasizes integrity and accountability at the Company and further align the long-term interests of the stockholders, executive officers and directors of the Company:

⇒
Clawback Policy. Providing for the recoupment of incentive compensation from executive officers and other senior employees responsible for financial reporting if the Company is required to prepare accounting restatements because of material noncompliance with a financial reporting requirement under the securities laws; and

⇒
Stock Ownership Guidelines. Setting significant Company stock ownership thresholds applicable to executive officers and directors of the Company. Pursuant to the Stock Ownership Guidelines executives and directors must comply with the following ownership thresholds, subject to a 5-year grace period, and where unexercised options or unearned performance awards do not count towards such thresholds:

Covered Person	Ownership Threshold (market value of stock held greater than)
Chief Executive Officer	5x Base Salary
Other Executive Officers	3x Base Salary
Directors	5x Annual Cash Retainer

As of December 31, 2025, all executive officers and directors either met the ownership thresholds or were within the 5-year grace period.

Executive Compensation

Results of 2025 Say-on-Pay Vote
On May 14, 2025, the Company held its 2025 annual meeting of stockholders, with 97.5% approving (on an advisory, non-binding basis) the compensation of the Company’s named executive officers as of December 31, 2024. Please see “Stockholder Engagement” above for further detail on our discussions with our stockholders in 2025.
2025 NAMED EXECUTIVE OFFICER COMPENSATION
The Compensation Committee evaluated 2025 NEO compensation taking into consideration the Company’s compensation philosophy, elements of compensation and alignment priorities, peer benchmarking, and company achievements and individual performance for the calendar year ended December 31, 2025. The Compensation Committee recognizes the individually unique skill sets and contributions provided by each of our NEOs in regards to team leadership, efficient operations, prudent investment and portfolio management, robust financial reporting systems and controls, and sound legal, compliance, human resource and risk management. The Compensation Committee specifically regarded the following 2025 factors as important (and non-exclusive) contributors to 2025 NEO compensation: increased new loan origination volume (approximately $950 million in total commitments) and loan portfolio growth to $2.7 billion, significant watchlist loan resolutions and reduction of REO through property sales, continuing general and administrative cash expense maintenance and dividend coverage for full year 2025.
2025 Base Salary
The Company paid base salary amounts for 2025 in accordance with each NEO’s employment or letter agreement reflective of role, responsibilities, experience and to motivate the continued service of the NEO.
2025 Annual Incentive Plan Awards
The Compensation Committee implemented the 2025 Annual Incentive Plan with pay-for-performance compensation objectives to competitively reward our NEOs with cash payments subject to majority-weighted financial performance measures, designed in early-2025. The awards described below were based on 2025 performance, were paid out in the first quarter of 2026 following review and approval by the Compensation Committee, as adjusted by a 10% reduction factor (as agreed by each NEO, the “Reduction Factor”) to reduce the actual payout from the earned result, and are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below. In addition, the Chief Executive Officer previously elected to receive his payout in the form of restricted stock of the Company in lieu of cash, subject to time-vesting (vesting in equal annual installments over 3 years).
The 2025 Annual Incentive Plan structure weighted the determination of each NEO’s cash incentive compensation target 70% on two quantitative measures, focused on the Company’s (1) “absolute” return on average equity (“ROAE”) with a payout range between 0% and 175% and (2) “relative” price to book value per share (“P/BV”) with a payout range between 0% and 200%. The balance between “absolute” ROAE and “relative” P/BV highlights the value placed on (1) the Company and management meeting or exceeding key components of the Company’s annual business plan, while (2) incentivizing positive achievements compared to the Company’s Performance Peers. The remaining 30% evaluated personal qualitative measures with a payout range between 0% and 175%. The 2025 Annual Incentive Plan results would be subject to the 10% Reduction Factor.

Executive Compensation

2025 Annual Incentive Plan Structure

Relative P/BV (30%)
(0% to 200%)
Personal Goals (30%)
(0% to 175%)
30.0%
30.0%
40.0%
Corporate Goals
(70%)
Absolute ROAE (40%)
(0% to 175%)

Absolute ROAE (40% of 2025 Annual Incentive Plan)
The first corporate performance metric carries a 40% weight and evaluates the Company’s absolute ROAE (“Absolute ROAE”) for the year ended December 31, 2025, compared against threshold, target and maximum ROAE hurdles established by the Compensation Committee. The Compensation Committee established an Absolute ROAE performance target of 7.10% for the annual period ended December 31, 2025.
Relative P/BV (30% of 2025 Annual Incentive Plan)
The second corporate performance metric carries a 30% weight and evaluates the Company’s relative price to book value per share (“Relative P/BV”) for the year ended December 31, 2025, by reference to the median P/BV among the Performance Peers. The Compensation Committee established a Relative P/BV performance target at the median P/BV among the Company’s Performance Peers, with payouts achieved based on a percentage performance above or below such median P/BV for the year ended December 31, 2025. The performance period measures the fiscal year period beginning on the first day of the month following the Company’s initial year 10-K reporting date (March 1, 2025) and concluding at the month-end of the following year 10-K reporting date (February 28, 2026). Share price is determined by calculating each participating company’s average share price during the performance period (i.e., March 1, 2025 through February 28, 2026). Book value is determined by calculating each participating company’s average quarterly GAAP net book value per share (as publicly reported by each such company) during the annual test period (i.e., first quarter 2025 book value through fourth quarter 2025 book value).

Executive Compensation

The variable payout earned for each corporate measure is subject to linear interpolation consistent with the Absolute ROAE and Relative P/BV achieved, respectively, whether between Threshold and Target or Target and Maximum.

For the year ended December 31, 2025, the Company achieved (1) an Absolute ROAE of 7.4%, or a 123% multiplier (1.23x), and (2) a Relative P/BV of 72% (1% lower than the peer median of 73%), or a 96% multiplier (0.96x). By reference, P/BV for the Performance Peers ranged from 25% to 93%, with a median of 73% (including the Company among the Performance Peers), for the year ended December 31, 2025.
2025 Annual Incentive Plan Results and Compensation Reductions
When combined with qualitative measures, the 2025 Annual Incentive Plan would have resulted in our NEOs each receiving compensation equal to 108% (1.08x) of their respective 2025 annual cash incentive target.
However, in connection with the implementation of the 2025 Annual Incentive Plan, each NEO agreed to a 10% Reduction Factor as follows: (i) if the payout result is 90% or less than the annual cash incentive target, the payout will equal the results of the performance calculation, (ii) if the payout results is between 90% and 100% of the annual cash incentive target, the payout will be reduced by 10%, but no lower than a 90% payout of the performance calculation, and (iii) if the payout result is above 100% (target), the payout result will be reduced by the 10% Reduction Factor. Since the payout resulted in a 108% payout, the Reduction Factor of 10% results in a 97.2% final payout percentage of each NEO’s annual cash incentive target.

Executive Compensation

In accordance with the 2025 Annual Incentive Plan, our NEOs were entitled to certain 2025 incentive compensation earned, subject to the Reduction Factor as set forth below.

Name	2025 Annual Cash Incentive Target ($)	2025 Annual Incentive Compensation Percentage Earned (pre-Reduction Factor)	2025 Annual Cash Incentive Compensation Earned ($) (pre-Reduction Factor)	2025 Annual Cash Incentive Reduction ($)(1)	2025 Total Annual Incentive Compensation Paid ($)
Michael J. Mazzei, Chief Executive Officer	1,750,000	108%	1,890,000	189,000	1,701,000
Andrew E. Witt, President & COO	800,000	108%	864,000	86,400	777,600
Frank V. Saracino, CFO, Treasurer & EVP	625,000	108%	675,000	67,500	607,500
David A. Palamé, GC, Secretary & EVP	600,000	108%	648,000	64,800	583,200
Total			4,077,000	407,700	3,669,300
____________

(1)	Represents 10% Reduction Factor in accordance with the 2025 Annual Incentive Plan.

2025 Long-Term Equity Incentive Awards
On March 17, 2025, the Compensation Committee granted annual LTIP awards to the NEOs allocated 50% to time-vesting restricted stock awards (“2025 Restricted Stock”) and 50% to three-year performance restricted stock unit awards (“2025 PRSUs”) as set forth below. The Compensation Committee believes the 50% allocation of long-term incentive awards to performance restricted stock units for each NEO represents a substantial additional performance-based incentive.

	2025 LTIP Awards
	2025 Restricted Stock Awards	2025 PRSUs
	(# shares) (50%)	(Target unit #) (50%)
Michael J. Mazzei, Chief Executive Officer	249,585	249,585
Andrew E. Witt, President & COO	133,112	133,112
Frank V. Saracino, CFO, Treasurer & EVP	79,035	79,035
David A. Palamé, GC, Secretary & EVP	81,057	81,057
The 2025 Restricted Stock was issued in shares of our restricted common stock and will vest in three substantially equal installments on each of March 15, 2026, March 15, 2027 and March 15, 2028. The 2025 PRSUs were awarded in restricted stock units with respect to our common stock and have a three-year performance period (March 6, 2025 to March 6, 2028) with a payout opportunity ranging from 0% to 200% of the target units awarded, depending on the relative total stockholder return (“Relative TSR”) performance of the Company by reference to the median TSR among the Performance Peers. Recipients of the 2025 PRSUs will not be entitled to receive distributions or distribution equivalents before performance-based vesting has occurred. The 2025 PRSUs will convert into shares of our common stock if and when earned and are generally conditioned on continued employment by the recipient, subject to the applicable award agreement and the Company’s severance policy. For the 2025 PRSUs, the following table provides the scale which will be used to determine the payout percentage (if any) upon completion of the three-year performance cycle for such awards:

The Compensation Committee determined that payouts for the 2025 PRSUs will be capped at 100% of target when the Company’s total shareholder return for the three-year performance cycle is negative. The variable payout earned is subject to

Executive Compensation

linear interpolation consistent with the Relative TSR Percentile achieved, whether between Threshold and Target or Target and Maximum.
2026 Named Executive Officer Compensation – A Look Ahead
In early 2026, the Compensation Committee approved the 2026 annual incentive plan, with final compensation targets for each NEO and a majority-weighting to corporate performance targets substantially similar to the 2025 Annual Incentive Plan. In addition, consistent with 2025 Annual Incentive Plan, the Chief Executive Officer agreed to receive his 2026 annual incentive plan cash incentive compensation, if any, in the form of restricted stock of the Company, subject to time-vesting (vesting in equal annual installments over 3 years); provided, the 2026 annual incentive plan does not include any reduction factor such as that agreed by the NEOs in 2025. In 2026, the Compensation Committee granted annual LTIP awards, maintaining a 50% allocation to performance restricted stock units.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to so-called “covered employees,” which includes the chief executive officer, chief financial officer, certain other highly-compensated executive officers, and certain former executive officers. In approving the amount and form of compensation for our named executive officers, the Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). The Compensation Committee may, in its judgment, approve compensation for our named executive officers that is not deductible for federal income tax purposes when it believes that such compensation is in the best interests of the Company and our stockholders.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of the Board of Directors, including options to purchase shares of our common stock (which we have not issued) and other stock awards, based on the grant date “fair value” of these awards. This grant date fair value is calculated using a variety of assumptions. This calculation is performed for financial reporting purposes and included in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based awards in our income statements over the period that an employee and non-employee member of the Board of Directors is required to render service in exchange for the award.
Special Note Regarding Non-GAAP Measures
This Compensation Discussion and Analysis contains certain non-GAAP financial measures which are described in more detail in the section entitled “Pay Versus Performance” in this Proxy Statement and that are derived from non-GAAP measures contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Supplemental Financial Measures.

Executive Compensation

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025
The following table sets forth the compensation for each of our named executive officers for the fiscal year ended December 31, 2025. Named executive officer titles are as of December 31, 2025.

	Year	Salary $		Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Non-qualified Deferred Compensation	All Other Compensation (3)	Total

Name and Principal Position
			Bonus $	($)	($)	($)	($)	($)	($)
Michael J. Mazzei
Chief Executive Officer	2025	800,000	—	3,182,209	—	1,701,000	—	16,174	5,699,383
	2024	800,000	—	3,283,905	—	1,750,000	—	15,974	5,849,879
	2023	800,000	—	2,986,959	—	2,030,000	—	15,419	5,832,378

Andrew E. Witt
President &	2025	500,000	—	1,697,178	—	777,600	—	15,820	2,990,598
Chief Operating Officer	2024	500,000	—	1,641,960	—	848,000	—	15,620	3,005,580
	2023	400,000	—	1,493,483	—	992,000	—	15,065	2,900,548

Frank V. Saracino
Chief Financial Officer,	2025	425,000	—	1,007,696	—	607,500	—	16,174	2,056,370
Treasurer &	2024	425,000	—	1,039,905	—	625,000	—	15,974	2,105,879
Executive Vice President	2023	400,000	—	945,875	—	696,000	—	15,419	2,057,294

David A. Palamé
General Counsel,	2025	352,500	—	1,033,477	—	583,200	—	16,174	1,985,351
Secretary &	2024	352,500	—	1,066,509	—	600,000	—	15,974	2,034,983
Executive Vice President	2023	352,500	—	970,071	—	696,000	—	15,419	2,033,990

____________

(1)	Represents the aggregate grant date fair value of awards of restricted stock and performance restricted stock units, as applicable, calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718. Each grant date fair value for restricted stock is calculated using the closing price of our common stock on the date of grant as reported by the NYSE.
(2)	Amounts reported for 2025 reflect cash incentive compensation earned by our named executive officers under the 2025 Annual Incentive Plan, inclusive of a previously agreed 10% reduction of their earned 2025 annual cash incentive compensation. In addition, the Chief Executive Officer agreed to receive 100% of his award in the form of restricted stock of the Company, subject to time-vesting (vesting in equal annual installments over 3 years). Additional information regarding the 2025 Annual Incentive Plan payments is described above under “—Compensation Discussion and Analysis—2025 Named Executive Officer Compensation—2025 Annual Incentive Plan Awards.”
(3)	Reflects payments for each officer toward 401(k) matching contributions and premiums for life insurance.

Executive Compensation

GRANTS OF PLAN-BASED AWARDS DURING CALENDAR YEAR ENDED DECEMBER 31, 2025
The following table sets forth information concerning grants of plan-based awards made to the Company’s named executive officers during the calendar year ended December 31, 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (3)	Grant Date Fair Value of Stock or Unit Awards (4) ($)
Michael J. Mazzei	PRSU	3/172025				124,793	249,585	499,170		1,692,186
	RS	3/172025							249,585	1,490,022
	2025 AIP	-	306,250	1,750,000	3,193,750
Andrew E. Witt	PRSU	3/17/2025				66,556	133,112	266,224		902,499
	RS	3/17/2025							133,112	794,679
	2025 AIP	-	140,000	800,000	1,460,000
Frank V. Saracino	PRSU	3/172025				39,518	79,035	158,070		535,857
	RS	3/172025							79,035	471,839
	2025 AIP	-	109,375	625,000	1,140,625
David A. Palamé	PRSU	3/17/2025				40,529	81,057	162,114		549,566
	RS	3/17/2025							81,057	483,910
	2025 AIP	-	105,000	600,000	1,095,000
____________

(1)	Reflects the possible payouts of cash incentive compensation under the 2025 Annual Incentive Plan. The threshold payout assumes reaching the threshold level for the two applicable financial measures and a 0% possible payout on individual performance measures. The actual amounts and forms of compensation (cash and stock-in-lieu of cash) earned by each named executive officer for 2025 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above and the accompanying footnote.
(2)	Represents PRSUs, which may be earned over a three-year performance period ending March 6, 2028. For more information on the vesting schedule of the PRSUs refer to “Compensation Discussion and Analysis – 2025 Long-Term Equity Incentive Awards”.
(3)	Represents restricted stock (“RS”) awards that vest in three substantially equal installments on each of March 15, 2026, March 15, 2027 and March 15, 2028.
(4)	The aggregate grant date fair value of the PRSUs and the restricted stock awards granted to our named executive officers was calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of the PRSUs was calculated assuming the target payout is achieved. The aggregate grant date fair value of the restricted stock awards granted was calculated by multiplying the closing price of our common stock on the grant date ($5.97) by the number of shares granted.

Executive Compensation

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2025
The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2025.

			Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
	Grant Date	(#)	($)	(#)	($)
Michael J. Mazzei	3/17/2025	249,585	1,397,676	—	—
	3/17/2025	—	—	249,585	1,397,676
	3/15/2024	149,032	834,579	—	—
	3/15/2024	—	—	447,094	2,503,726
	3/6/2023	94,203	527,537	—	—
	3/6/2023	—	—	304,348	1,704,349
Andrew E. Witt	3/17/2025	133,112	745,427	—	—
	3/17/2025	—	—	133,112	745,427
	3/15/024	74,516	417,290	—	—
	3/15/2024	—	—	223,548	1,251,869
	3/6/2023	47,103	263,777	—	—
	3/6/2023	—	—	152,174	852,174
Frank V. Saracino	3/17/2025	79,035	442,596	—	—
	3/17/2025	—	—	79,035	442,596
	3/15/2024	47,194	264,286	—	—
	3/15/2024	—	—	141,580	792,848
	3/6/2023	29,831	167,054	—	—
	3/6/2024	—	—	96,378	539,717
David A. Palamé	3/17/2025	81,057	453,919	—	—
	3/17/2025	—	—	81,057	453,919
	3/15/2024	48,401	271,046	—	—
	3/15/204	—	—	145,202	813,131
	3/6/2023	30,594	171,326	—	—
	3/6/2023	—	—	98,844	553,526
____________

(1)
Represents the restricted stock awards that had not vested as of December 31, 2025. These restricted stock grants vest in three equal annual installments. The grants made on March 17, 2025 vest on March 15, 2026, March 15, 2027 and March 15, 2028. The grants made on March 15, 2024 have remaining vesting date on March 15, 2026 and March 15, 2027. The grant made on March 6, 2023 has a remaining vesting date on March 15, 2026. For additional information on vesting upon specified termination events, see “Potential Payments Upon Termination or Change of Control”.

(2)	Amounts reported are based on the closing price of our common stock on the NYSE as of December 31, 2025 ($5.60), the last trading day of the fiscal year.
(3)
Represents the 2025 PRSUs, 2024 PRSUs and 2023 PRSUs, respectively, that have not vested as of December 31, 2025. For this purpose, (a) the number of 2025 PRSUs is reflected based on performance testing resulting in a target (100%) payout as of December 31, 2025, and (b) the number of 2024 PRSUs and 2023 PRSUs is reflected based on performance testing resulting in a maximum (200%) payout as of December 31, 2025.

Executive Compensation

STOCK VESTED IN CALENDAR YEAR ENDED DECEMBER 31, 2025
The following table provides information regarding stock awards that vested during the year ended December 31, 2025 with respect to each of our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
	(#)	($)
Michael J. Mazzei	411,014	2,453,754
Andrew E. Witt	190,352	1,136,401
Frank V. Saracino	123,341	736,346
David A. Palamé	124,400	742,668
____________

(1)	Based on the closing price of our common stock on the NYSE on March 17, 2025 ($5.97), the date of vesting, rounded up or down to the nearest whole dollar.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
We may be required to make certain payments to our named executive officers in the event their services are terminated or we experience a change in control. Under the terms of the Second Amended Employment Agreement, dated February 16, 2024, with Mr. Mazzei and under the terms of the amended and restated employment letters with each of Messrs. Witt, Saracino, and Palamé, entered into with each of the other NEOs in February 2024, as described above under “Employment Agreements,” the amount of these payments (and whether we would be required to make them) depends on the nature of the executive’s termination.
Pursuant to the form restricted stock award agreements used for awards made in 2023, 2024 and 2025 under the 2022 Plan, shares of restricted stock fully vest upon (i) the grantee’s death or “disability” (as defined in the 2022 Plan), (ii) the grantee’s “involuntary termination” (as defined in the form restricted stock award agreement) and (iii) a “change in control” (as defined in the 2022 Plan), provided, for purposes of the 2023, 2024 and 2025 time-vested restricted stock awards, such awards shall not vest if the restricted stock is assumed, or equivalent restricted securities are substituted for such restricted stock. Pursuant to the amended form PRSU award agreements used for the 2023, 2024 and 2025 PRSU awards, (i) upon the grantee’s death, “disability” (as defined in the 2022 Plan), or “involuntary termination” (as defined in the award agreement), the PRSUs remain eligible to vest following the end of the performance period based on actual performance with respect to the number of PRSUs eligible to vest as of such grantee’s termination, and (ii) upon an event of a “Change in Control” (as defined in the award agreement), the PRSUs will vest in connection with the Change in Control at the greater of one (1) times the target award amount or the actual performance result of such award, plus in the case of (i) and (ii) accumulated dividends with respect to the earned awards.

Executive Compensation

The table below sets forth the amount that we would have been required to pay each of the NEOs under the termination events described below or upon a change in control, assuming the termination or change in control occurred on December 31, 2025.

Benefits and Payments	Without Cause or For Good Reason outside CIC Protection Period (1)(2)	Without Cause or For Good Reason during CIC Protection Period (1)(3)	For Cause or Without Good Reason	Death or Disability (4)	Change in Control (No Termination) (5)

Michael J. Mazzei
Cash Severance (6)	$5,575,000	$6,850,000	$0	$1,750,000	$0
Accelerated Vesting of Equity Awards (7)	$6,261,506	$6,261,506	$0	$6,261,506	$6,261,506
Medical Benefits (8)	$30,632	$61,264	$0	$0	$0
Total	$11,867,138	$13,172,770	$0	$8,011,506	$6,261,506

Andrew E. Witt
Cash Severance (6)	$2,100,000	$3,400,000	$0	$800,000	$0
Accelerated Vesting of Equity Awards (7)	$3,223,942	$3,223,942	$0	$3,223,942	$3,223,942
Medical Benefits (8)	$30,174	$60,347	$0	$0	$0
Total	$5,354,116	$6,684,290	$0	$4,023,942	$3,223,942

Frank V. Saracino
Cash Severance (6)	$1,675,000	$2,725,000	$0	$625,000	$0
Accelerated Vesting of Equity Awards (7)	$1,982,814	$1,982,814	$0	$1,982,814	$1,982,814
Medical Benefits (8)	$41,290	$82,581	$0	$0	$0
Total	$3,699,105	$4,790,395	$0	$2,607,814	$1,982,814

David A. Palamé
Cash Severance (6)	$1,552,500	$2,505,000	$0	$600,000	$0
Accelerated Vesting of Equity Awards (7)	$2,033,539	$2,033,539	$0	$2,033,539	$2,033,539
Medical Benefits (8)	$40,457	$80,914	$0	$0	$0
Total	$3,626,496	$4,619,453	$0	$2,633,539	$2,033,539
____________

(1)
As described above under “Employment Agreements,” for this purpose, the “CIC Protection Period” means the 90-day period prior to and the one-year period following a “change in control” (as such term is defined in the 2022 Plan and severance policy).

(2)
For Mr. Mazzei, as described above under “Employment Agreements,” amounts include (i) a lump sum cash payment equal to the product of one and one-half times (the “Severance Multiple”) his most recent base salary and target annual bonus (the “Cash Severance Payment”), (ii) a lump sum payment in respect of his bonus for the year of termination equal to his target annual bonus, prorated for the period of time worked during the year, plus (iii) full vesting of all then-outstanding and unvested LTIP awards. For the other NEOs, as described above under “Employment Agreements,” amounts include (i) a lump sum cash severance payment equal to the product of one times his most recent annual base salary and target annual bonus, (ii) a prorated portion of his annual target cash incentive for the year of termination based on the number of days in the year worked, (iii) full acceleration of any unvested time-based restricted stock awards, (iv) vesting of any PRSUs in accordance with the terms and conditions of the applicable award agreement, plus (v) subject to his timely COBRA election, 12 months of Company-paid COBRA premiums. Such amount presumes that the prior year’s (2024) bonus payment has already been made to each individual and that Mr. Mazzei and each NEO has already received his LTIP award for the year of termination. For this purpose, the 2023 PRSUs, 2024 PRSUs and 2025 PRSUs are eligible to vest and are assumed to vest and be earned at the target level.

(3)
For Mr. Mazzei, as described above under “Employment Agreements,” the amount is the same as described in footnote 2 above, except that the Severance Multiple of his Cash Severance Payment is increased to two. For the other NEOs, as described above under “Employment Agreements,” the amount is the same as described in footnote 2 above, except that (i) the lump sum cash severance payment will be equal to two times the sum of their annual base salary plus their target cash annual incentive for the year of termination, (ii) outstanding PRSUs will vest immediately (with the level of achievement determined in accordance with the applicable award agreement or, if otherwise more favorable to the applicable NEO, by the Compensation Committee or the Board as of the date of termination), and (iii) COBRA premiums will be paid for 24 months. Such amount presumes that the prior year’s (2024) bonus payment has already been made to each individual and that Mr. Mazzei and each NEO has already received his LTIP award for the year of termination. For this purpose, the 2023 PRSUs, 2024 PRSUs and 2025 PRSUs are eligible to vest and are assumed to vest and be earned at the target level.

Executive Compensation

(4)
Upon an NEO’s termination of employment on account of death or “disability” (as defined in the 2022 Plan), (i) such NEO shall receive the pro-rated portion of his annual target cash incentive compensation for the year of termination as part of “Cash Severance”, assuming termination as of the last day of the Company’s 2025 fiscal year, (ii) such NEO’s unvested restricted stock awards will immediately vest, and (iii) a pro-rated portion of such NEO’s unvested PRSUs will remain eligible to vest at the end of the performance period based on actual performance. For this purpose, the 2023 PRSUs, 2024 PRSUs and 2025 PRSUs are eligible to vest and are assumed to vest and be earned at the target level.

(5)
Upon a “change in control” (as defined in the 2022 Plan) in which outstanding equity awards are not assumed by our corporate successor and with respect to our March 2023, March 2024 and March 2025 time-vested awards and the 2023 PRSUs, 2024 PRSUs and 2025 PRSUs, (i) all service-based vesting awards will be deemed to have fully vested effective immediately prior to the occurrence of the change in control and (ii) performance-based vesting awards will vest immediately in accordance with the terms and conditions of the award agreement. For this purpose, the 2023 PRSUs 2024 PRSUs and 2025 PRSUs have been assumed to be eligible to vest and be earned at the target level. Upon a “change in control” (as defined in the 2022 Plan) in which the outstanding March 2023, March 2024 and March 2025 time-vested awards are assumed by our corporate successor, no accelerated vesting applies upon such event, in which case the value of accelerated vesting of equity awards to each NEO would be as follows: Mazzei - $3,501,714, Witt - $1,797,449, Saracino - $1,108,878, Palamé - $1,137,248.

(6)
For purposes of the pro-rata annual cash incentive compensation for the year of termination included as part of “Cash Severance” for the first two columns, this row does not provide for any pro-ration because the applicable presumed termination date for purposes of this table is assumed to be the last day of the Company’s 2025 fiscal year.

(7)
For purposes of the value attributed to accelerated vesting of equity awards, such value is based on the number of shares vesting as a result of the applicable trigger, multiplied by the closing price of our common stock on the NYSE as of December 31, 2025, the last trading day of the fiscal year, of $5.60.

(8)	For purposes of quantifying medical benefits, such value is based on the assumptions used for financial reporting purposes under generally accepted accounting principles.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table presents information relating to securities remaining available for future issuance under the 2022 Plan as of the fiscal year ended December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders

2022 Plan	1,461,223 (1)	—	4,241,939 (2)

Total	—	—	4,241,939
____________

(1)	Represents the target number of 2023 PRSUs, 2024 PRSUs and 2025 PRSUs that were outstanding as of December 31, 2025.
(2)
Represents shares of our common stock remaining available for issuance as of December 31, 2025, pursuant to the 2022 Plan, without giving effect to additional shares that become available upon the future expiration, forfeiture, or cancellation of any outstanding awards after December 31, 2025.

Executive Compensation

CHIEF EXECUTIVE OFFICER PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”), and Item 402(u) of Regulation S-K, for 2025, the median of the annual total compensation of all employees paid by the Company (other than our Chief Executive Officer), was $363,019; and the annual total compensation of Mr. Mazzei, our CEO, was $5,699,383.
Based on this information, for 2025, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 15.7 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K using the data summarized below.
To identify our median employee:

⇒	As of December 31, 2025, our employee population consisted of 46 full-time employees, including our CEO.
⇒	To find the median of the annual total compensation of our employees (other than our CEO), we used each employee’s annualized year-end base salary, cash bonus earned for 2025, overtime payments, sign-on bonuses and the grant date fair value of equity compensation granted in 2025. In making this determination, we annualized base salaries for full-time permanent employees who were employed on December 31, 2025 who did not work for us the entire year.
⇒	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.
⇒	After identifying the median employee, we added together all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $363,019. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table in this proxy statement, which is also in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Executive Compensation

PAY VERSUS PERFORMANCE
In accordance with the final rule adopted by the SEC in August 2022 implementing Section 953(a) of the Dodd-Frank Act, we are providing the following table that sets forth certain compensation measures for certain of our officers alongside certain performance metrics for the Company and certain of its industry peers. The disclosure included in this section is not incorporated by reference in Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Compensation Committee did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.
The following tables sets forth information concerning the compensation actually paid to our CEO and the average compensation among our other NEOs compared to Company performance for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs (1)	Average Compensation Actually Paid to Non-CEO NEOs (2)	Value of Initial Fixed $100 Investment Based on:			Net Income (4)	Return on Average Equity (5)
					Company Total Shareholder Return (3)	BBREIT Mortgage Index Total Shareholder Return (3)	FNMRC Index Total Shareholder Return (3)
	($)	($)	($)	($)	($)	($)	($)	($)	(%)
2025	5,699,383	7,122,480	2,344,106	2,866,747	136.22	—	111.27	(31.1)	7.44
2024	5,849,879	5,558,598	2,382,147	2,274,880	122.07	—	97.67	(132.0)	8.90
2023	5,832,378	8,160,430	2,330,611	3,205,621	140.96	100.94	97.43	(15.5)	9.21
2022	5,878,120	4,005,123	2,270,857	1,566,837	105.98	89.82	86.15	45.8	8.04
2021	5,670,652	6,657,752	2,383,732	2,689,103	153.83	121.28	120.24	(101.0)	7.05

(1)
Michael Mazzei was appointed CEO and President effective April 1, 2020 (continuing as CEO and no longer serving as President since February 22, 2022). For 2021 through 2025, the other NEOs were Andrew E. Witt, our Chief Operating Officer (and President, from and after February 22, 2022), Frank V. Saracino, our Chief Financial Officer, Treasurer and Executive Vice President, and David A. Palamé, our General Counsel, Secretary and Executive Vice President.

(2)	This column is computed in accordance with Item 402(v) of Regulation S-K with “Compensation Actually Paid” as a calculation that begins with the Summary Compensation Table (“SCT”) total compensation in the given year with certain adjustments prescribed by the SEC rules. Amounts for “Other NEOs” represents the average of each named executive officer (“NEO”) other than the CEO.

Name	Year	SCT Total	SCT Stock Awards	Year End Fair Value of Unvested Stock Awards Granted	Year End Change In Fair Value of Prior Year Unvested Stock Awards	Vesting Date Fair Value of Stock Awards Granted and Vested in the Same Year	Change in Fair Value of Prior Year Stock Awards that Vested	Fair Value of Stock Awards Forfeited	Value of Dividends on Unvested Stock Awards	Compensation Actually Paid
CEO	2025	$5,699,383	$(3,182,209)	$3,311,993	$825,044	$—	$97,199	—	$371,070	$7,122,480
	2024	5,849,879	(3,283,905)	2,783,160	(29,960)	—	(191,916)	—	431,339	5,558,598
	2023	5,832,378	(2,986,959)	4,366,960	445,660	—	(58,273)	—	560,664	8,160,430
	2022	5,878,120	(3,034,851)	2,351,632	(1,440,486)	—	(172,666)	—	423,374	4,005,123
	2021	5,670,652	(3,633,700)	4,309,200	—	—	157,300	—	154,300	6,657,752
NEO Average	2025	2,344,106	(1,246,117)	1,296,939	313,913	—	34,216	—	123,690	2,866,747
	2024	2,382,147	(1,249,458)	1,058,935	(7,092)	—	(71,371)	—	161,719	2,274,880
	2023	2,330,611	(1,136,476)	1,661,540	163,170	—	(21,533)	—	208,309	3,205,621
	2022	2,270,857	(1,097,002)	850,040	(541,897)	—	(72,009)	—	156,848	1,566,837
	2021	2,383,732	(1,405,147)	1,621,080	13,154	—	21,555	—	54,729	2,689,103

(3)	Total Shareholder Return is calculated for the year ended December 31, 2021, the two-years ended December 31, 2022, the three years ended December 31, 2023, the four years ended December 31, 2024 and the five years ended December 31, 2025, assuming a $100 investment at the closing price on December 31, 2020 and the reinvestment of all dividends over such period. The FTSE NAREIT All Mortgage Capped Index (the “FNMRC Index”) is designed to provide a comprehensive assessment of overall industry performance, and includes all tax-qualified real estate investment trusts that are listed on the New York Stock Exchange, the NYSE Arca or the NASDAQ National Market List. We previously utilized the Bloomberg Real Estate Investment Trust Mortgage Index (the “BBREIT Index”), which index ceased to be published in 2024, requiring us to switch to the FNMRC Index.
(4)	Net Income (Loss) as determined in accordance with generally accepted accounting principles in the United States. Amounts in millions.
(5)	Return on Average Equity is defined in “Non-GAAP Financial Measures” below.

The graphs below reflect the relationship between “Compensation Actually Paid” to our Chief Executive Officer and the average compensation actually paid among other Named Executive Officers and (i) Total Shareholder Return (of our Company and (x) the Bloomberg Real Estate Investment Trust Mortgage Index (the “BBREIT Index”) between 2021 and 2023, after which the BBREIT Index was discontinued, and (y) the FTSE NAREIT All Mortgage Capped Index (the “FNMRC Index”) between 2021 and 2025, which replaces the BBREIT Index), (ii) Net Income, and (iii) Return on Average Equity (“ROAE”).

Executive Compensation

2021-2025 Compensation Actually Paid and Total Shareholder Return

$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
"Compensation Actually Paid"
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return
2021
2022
2023
2024
2025
“Compensation Actually Paid” to CEO
"Average Compensation Actually Paid" to non-CEO NEOs
Total Shareholder Return (of our Company)
Total Shareholder Return (of the BBREIT Mortgage Index)
Total Shareholder Return (of the FNMRC Index)

2021-2025 Compensation Actually Paid and Net Income

Executive Compensation

2021-2025 Compensation Actually Paid and Return on Average Equity

The Compensation Committee considers certain financial performance metrics, along with other quantitative, qualitative and individual performance measures in determining the appropriate compensation for NEOs. In the Company’s assessment, the following list of performance measures represent the most important measures used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to Company Performance:
⇒    return on average equity;
⇒    adjusted distributable earnings; and
⇒    total dividends paid to stockholders.
NON-GAAP FINANCIAL MEASURES
We refer to certain non-GAAP financial measures within this Proxy Statement. The below provides definitions for these measures. See also the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 in Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Supplemental Financial Measures.”
Return on Average Equity or (“ROAE”) is a measure of the Company’s (x) Adjusted Distributable Earnings for a particular fiscal year divided by (y) the average undepreciated book value of the Company for such fiscal year.
“Adjusted Distributable Earnings” are Distributable Earnings (as defined below) excluding (i) realized gains and losses on asset sales, (ii) fair value adjustments, which represent mark-to-market adjustments to investments in unconsolidated ventures based on an exit price, defined as the estimated price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants, (iii) unrealized gains or losses, (iv) specific CECL reserves and (v) one-time gains or losses that in the judgement of management should not be included in Adjusted Distributable Earnings. We believe Adjusted Distributable Earnings is a useful indicator for investors to further evaluate and compare our operating performance to our peers and our ability to pay dividends, net of the impact of any gains or losses on assets sales or fair value adjustments, as described above.
“Distributable Earnings” is defined as GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our OP) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) acquisition costs from successful acquisitions, (iv) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (v) general CECL reserves, (vi) depreciation

Executive Compensation

and amortization, (vii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (viii) one-time events pursuant to changes in GAAP and (ix) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (viii) and (ix), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include specific CECL reserves.
We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations.
Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or an indication of our cash flows from operating activities determined in accordance with GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the Distributable Earnings and Adjusted Distributable Earnings reported by other companies.
“Undepreciated Book Value” is a non-GAAP financial metric which is defined as total stockholders’ equity (or “GAAP net book value”) excluding (i) the impact of our pro rata share of accumulated depreciation and amortization on real estate investments (including related intangible assets and liabilities) and (ii) our share of the carrying value (including any related foreign currency translation) on certain net leased and other real estate office properties whose nonrecourse mortgages mature within 12 months or who have been placed in a cash flow sweep by their lender. Our ability to refinance at such maturity dates is burdened by the current interest rate environment, lenders’ aversion to finance or refinance office properties and/or associated improvements or paydowns potentially demanded at such properties. Loan maturity defaults can lead to foreclosures. Given this potential likelihood, we believe it is prudent to recognize impairments and exclude our share of the carrying value related to such properties.
The Company reports Undepreciated Book Value in its quarterly and annual financial statements, including reconciliations to GAAP net book value. We believe that Undepreciated Book Value is a more useful and consistent measure of the value of the Company’s current portfolio and operations. Average Undepreciated Book Value represents the average of Undepreciated Book Value across the four quarterly periods in any given fiscal year.

Compensation Committee Report

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K under the Exchange Act with management.
Based on such review and discussions, our Compensation Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Compensation Committee:

Vernon B. Schwartz, Chair
Kim S. Diamond
John E. Westerfield
The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 23, 2026, the number and percentage of shares of our common stock and limited liability company units of BrightSpire Capital Operating Company, LLC (our “OP”, and such units, “OP Units”) beneficially owned by:
•each director;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
The following table also sets forth the number and percentage of shares of our common stock beneficially owned by each person, known to us, to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock in each case, based solely on, and as of the date of, such person’s filing of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our common stock:

	Common Stock
Name and Address of Beneficial Owner (1)	Number	Percentage (2)
5% Stockholders
The Vanguard Group	12,027,049 (3)	9.23%
BlackRock, Inc.	11,293,677 (4)	8.67%
Nut Tree Capital Management, LP	10,993,946 (5)	8.44%

Directors, Director Nominees and Executive Officers:

Catherine D. Rice	118,282	*
Kim S. Diamond	71,272	*
Catherine Long	70,125	*
Vernon Schwartz	117,495	*
John E. Westerfield	111,282	*
Michael J. Mazzei	1,520,907	1.17%
Andrew E. Witt	712,076	*
Frank V. Saracino	455,543	*
David A. Palamé	479,487	*
All directors and executive officers as a group (6)	3,656,469	2.81%

*    Less than one percent.

(1)	The address of each of the directors and executive officers is c/o BrightSpire Capital, Inc., 590 Madison Avenue, 33rd Floor, New York, NY 10022
(2)	The percentages are based on 130,278,065 shares of our common stock outstanding (including restricted stock), as of March 23, 2026.
(3)
Based on information provided in Schedule 13G/A filed on January 30, 2026 by The Vanguard Group (“Vanguard”). According to Schedule 13G, Vanguard beneficially owns 12,027,049 shares and has sole voting power with respect to 0 of such shares, shared voting power with respect to 992,722 of such shares, sole dispositive power over 0 of such shares and shared dispositive power over 12,027,049 of such shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on information provided in Schedule 13G filed on January 25, 2024 by BlackRock, Inc. (“BlackRock”). According to Schedule 13G, BlackRock beneficially owns 11,293,677 shares and has sole voting power with respect to 11,005,722 of such shares, shared voting power with respect to 0 of such shares, sole dispositive power over 11,293,677 of such shares and shared dispositive power over 0 of such shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(5)
Based on information provided in Schedule 13G/A filed on February 14, 2024 by Nut Tree Capital Management, LP, Nut Tree Capital Management GP, LLC, and Jared R. Nussbaum (“Nut Tree”). According to Schedule 13G, Nut Tree beneficially owns 10,993,946 shares and has sole voting power with respect to 0 of such shares, shared voting power with respect to 10,993,946 of such shares, sole dispositive power over 0 of such shares and shared dispositive power over 10,993,946 of such shares. The address of Nut Tree is 55 Hudson Yards, 22nd Floor, New York, NY 10001.

(6)	Total includes directors and executive officers.

Proposal No. 2: Advisory Vote on Executive Compensation

PROPOSAL NO. 2:    Advisory Vote On Executive Compensation
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders an opportunity to indicate whether they support the compensation of our named executive officers, as described in this proxy statement. At our 2025 annual meeting of stockholders, our stockholders voted, on a non-binding advisory basis, to recommend that we hold a “say-on-pay” vote on an annual basis, and the Board approved such recommendation. This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement in accordance with the SEC’s compensation disclosure rules. Please see “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2025.
The Board of Directors recommends that stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”
Although this vote is advisory and is not binding on the Company, the Compensation Committee values the opinions of our stockholders. To the extent that there is any significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast at the meeting is required for approval of the advisory “say on pay” resolution regarding the compensation of our named executive officers. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting (FAQs)—How many votes are required to approve the proposals?” for additional information regarding the required vote for this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF THE RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Audit Committee Matters

AUDIT COMMITTEE MATTERS
AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board, consistent with the corporate governance rules of the U.S. Securities and Exchange Commission, or the SEC, and the New York Stock Exchange, or the NYSE. A copy of the Audit Committee charter is available on the Company’s website at www.brightspire.com. The Board has determined that all members of the Audit Committee meet the independence standards established by the NYSE.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the preparation of the financial statements and the reporting process, including maintaining a system of internal control over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025. The independent registered public accounting firm was responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, or U.S. GAAP, and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function, which was performed by Deloitte for the 2025 year; and (4) the Company’s compliance with legal and regulatory requirements.
In discharging its oversight role, the Audit Committee reviewed and discussed with the Company’s management and Deloitte, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025, the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices and the reasonableness of significant judgments. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. GAAP. The Audit Committee also discussed with Deloitte the matters required to be discussed by the U.S. Securities and Exchange Commission, and the applicable standards of the Public Company Accounting Oversight Board which includes review and discussion of critical audit matters arising from the current period audit of the Company’s financial statements.
In addition, the Audit Committee discussed with Deloitte its independence from the Company and the Company’s management and Deloitte provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence.
The Audit Committee discussed with Deloitte the overall scope and plans for their audit. The Audit Committee met with Deloitte, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.
Based on such review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is filed with the SEC. The Board approved this recommendation.
Audit Committee:

Catherine Long, Chair
Catherine D. Rice
Vernon B. Schwartz

Audit Committee Matters

The report of the Audit Committee does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.
CHANGE IN AUDITOR FOR 2025
The Audit Committee conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025. Ernst & Young LLP (“E&Y”), which had previously served as the Company’s independent registered public accounting firm, was invited to participate in this process. As a result of this competitive selection process, on February 24, 2025, the Audit Committee approved (i) the appointment of Deloitte to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2025, and (ii) the dismissal of E&Y as our independent registered public accounting firm, effective February 24, 2025.
The audit reports of E&Y on our consolidated financial statements for the fiscal year ended December 31, 2024, which were included in our 2024 Annual Report on Form 10-K, and for the fiscal year ended December 31, 2023, which were included in our 2023 Annual Report on Form 10-K, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During our fiscal years ended December 31, 2024 and 2023, and through February 24, 2025, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to that Item) between us and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
During our fiscal years ended December 31, 2024 and 2023, and through February 24, 2025, neither we nor anyone on our behalf consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us by Deloitte that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to that Item) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
We provided E&Y with a copy of the disclosures we made in the Current Report on Form 8-K that disclosed the change in our independent registered public accounting firm described above, prior to its filing with the SEC on February 27, 2025 (the “Form 8-K”). We requested that E&Y furnish us with a letter addressed to the SEC stating whether E&Y agrees with the above statements that are related to E&Y and, if not, stating the respects in which it does not agree. A copy of E&Y’s letter, dated February 27, 2025, is filed as Exhibit 16.1 to the Form 8-K.

Proposal No. 3: Ratification of Appointment of Our Independent Registered Public Accounting Firm

PROPOSAL NO. 3:    Ratification Of Appointment Of Our Independent Registered Public Accounting Firm
The Audit Committee of our Board has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of Deloitte will be present at the 2026 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Even if the appointment of Deloitte as our independent registered public accounting firm is ratified, our Board and the Audit Committee may, in their discretion, change that appointment at any time during the year should they determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of Deloitte is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast at the meeting is required for approval of the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting (FAQs)—How many votes are required to approve the proposals?” for additional information regarding the required vote for this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

Independent Registered Public Accounting Firm's Fees

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
AUDIT COMMITTEE PRE-APPROVAL POLICY
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which will be reviewed and reassessed annually by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chair to specifically pre-approve engagements for the performance of audit and permissible non-audit services, provided that the estimated cost for such services shall not exceed $250,000. The Chair must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (1) the type of services covered by the engagement, (2) the dates the engagement is scheduled to commence and terminate, (3) the estimated fees payable by the Company pursuant to the engagement, (4) other material terms of the engagement, and (5) such other information as the Audit Committee may request.
Aggregate fees billed and expected to be billed by Deloitte & Touche LLP for the fiscal year ended December 31, 2025 and Ernst & Young for the fiscal year ended December 31, 2024 were as follows (dollars in thousands):

TYPE OF FEE	2025	2024
Audit Fees (1)	$1,251,363	$1,487,239
Audit-Related Fee	—	—
Tax Fee (2)		714,695
All Other Fees	—	—

Total	$1,251,363	$2,201,934

____________

(1)
Fees for audit services for the fiscal years ended December 31, 2025 and 2024 include fees associated with the annual audits for such years, including the audit of the Company’s internal control over financial reporting, the quarterly review of the financial statements included in the Company’s quarterly reports on Form 10-Q, consultations with the Company’s management on technical accounting and regulatory issues, and services provided for assistance with review of other regulatory filings.

(2)
Tax fees represent fees and expenses related to the review and assistance with the preparation of tax returns, tax consulting related to REIT qualification, and general federal, state and foreign tax consulting.

All audit and audit-related services provided by Deloitte & Touche LLP in 2025, and by Ernst & Young LLP, our former independent registered public accounting firm, in 2024, were pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee.

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan

PROPOSAL NO. 4:    Approval Of An Amendment To The BrightSpire Capital, Inc. 2022 Equity Incentive Plan
The Company believes that its equity compensation program is a necessary and powerful incentive and retention tool that benefits all the Company’s stockholders. The Company sponsors and maintains the BrightSpire Capital, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), which was approved by the stockholders as of May 5, 2022 (the “Effective Date”) and which constituted an amendment and restatement of the Company’s prior equity incentive plan, the Colony NorthStar Credit Real Estate, Inc. 2018 Equity Incentive Plan (the “2018 Plan”). We are asking our stockholders to consider and vote upon a proposal to approve an amendment to the 2022 Plan (such amendment, the “2022 Plan Amendment”).
Upon the recommendation of the Compensation Committee of our Board, the Board adopted the 2022 Plan Amendment on March 30, 2026, subject to the receipt of stockholder approval at the 2026 Annual Meeting. If approved by our stockholders at the 2026 Annual Meeting, the 2022 Plan Amendment will be effective as of May 13, 2026 the date the 2022 Plan Amendment is approved by our stockholders, and will:
➢    increase the total number of shares of common stock issuable under the 2022 Plan by 10,000,000 shares of common stock; and
➢    clarify and provide a cash-denominated limit on awards to non-employee directors in any calendar year.

The Board believes that the 2022 Plan Amendment is in the best interests of the Company and its stockholders because it will permit the Company to continue to provide compensatory equity-based grants to promote the growth and success of the Company by aligning the interests of the 2022 Plan grantees with those of the Company’s stockholders and to recruit, reward, and retain employees, officers, directors, consultants, and advisors of the Company and its subsidiaries.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast at the meeting is required for approval of the 2022 Plan Amendment. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. See “About the Meeting (FAQs)—How many votes are required to approve the proposals?” for additional information regarding the required vote for this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2022 PLAN AMENDMENT.

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
AMENDMENT TO THE BRIGHTSPIRE CAPITAL, INC. 2022 EQUITY INCENTIVE PLAN
2022 Plan Highlights and Key Features
The following highlights certain key considerations taken into account by the Company with respect to the necessity for and reasonableness of the 2022 Plan Amendment and certain key features of the 2022 Plan (as amended by the 2022 Plan Amendment).
Shares Available and Outstanding
•On May 5, 2022 (the “Effective Date”), the Company’s stockholders approved the 2022 Plan, and the maximum number of shares of common stock reserved for issuance under the 2022 Plan at that time was equal to the sum of (i) 10,000,000 shares of common stock, plus (ii) the number of shares of common stock available for future awards under the 2018 Plan as of the Effective Date, plus (iii) the number of shares of common stock related to awards outstanding under the 2018 Plan as of the Effective Date that thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of common stock (the “Existing Share Limit”).
•With respect to the Existing Share Limit under the 2022 Plan, as of March 27, 2026, only 65,620 shares of common stock were available for grants of future awards and 5,123,030 shares of common stock were subject to outstanding awards under the 2022 Plan that could terminate by expiration, forfeiture, or cancellation in the future.
•If the 2022 Plan Amendment is approved by the Company’s stockholders, Existing Share Limit under the 2022 Plan will be increased by 10,000,000 shares.

Burn Rate
The following table sets forth information regarding historical awards granted and earned for the period of 2023 through 2025, and the corresponding burn rate, which is defined as (i) the number of shares subject to awards granted in a fiscal year (or, for awards subject to performance-based vesting, earned), divided by (ii) the weighted average shares of common stock outstanding for that fiscal year, for each of the last three fiscal years:

Year	Options Granted	Full-Value Shares Granted	Weighted Average of Common Shares Outstanding	Burn Rate

2025	0	1,711,449	129,756,000	1.74%

2024	0	2,170,312	130,150,000	1.67%

2023	0	1,868,880	129,794,000	1.44%
3-Year Average				1.61%

Plan Considerations
In reviewing the 2022 Plan Amendment, the Company considered the following key metrics and factors:
➢    Reasonable Plan Cost:
•Permits continued alignment of interests through use of equity compensation
•Reasonable number of additional shares requested – 10,000,000 shares
•Awards would not have a substantially dilutive effect (issuance of all new shares would represent approximately 7.7% of currently outstanding shares of common stock)
•Estimated duration of approximately four years
➢    Responsible Grant Practices:
•Our Compensation Committee designs our compensation program to be competitive with our peers

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
•1.61% three-year average burn rate is below the ISS industry standard for the Company's assigned GICS code (financial services) of 4.11%
•Time-based awards generally vest ratably over three years for all executive officers
•Performance-based awards are generally tied to performance metrics over a three-year performance period
•In 2024, our named executive officers elected to receive a certain percentage of their cash incentive compensation in the form of common stock of the Company (granted on March 17, 2025), and for fiscal years 2025 and 2026, our chief executive officer elected to receive 100% of his cash incentive compensation in the form restricted stock, subject to vesting in equal parts over 3 years, in each case representing an additional use of shares available for issuance under the 2022 Plan, while importantly further aligning our executive officers with the stockholders of the Company
•Robust stock ownership guidelines
➢    Stockholder-Friendly Plan Features:
•No repricing or cash buyout of options or stock appreciation rights (“SARs”) permitted without prior stockholder approval
•No reload or “evergreen” stock replenishment features
•No liberal share recycling
•No liberal change in control definition
•Cash-denominated limit for awards in a calendar year to non-employee directors
•Granting of options and SARs only at a per share exercise price at least equal to the fair market value of a share of our common stock on the grant date
•Ten-year maximum term for options and SARs
•No vesting in dividends or dividend equivalent rights paid on performance-based awards, unless the underlying award vests
•No dividends or dividend equivalent rights on options or SARs
Stockholder Approval on Recent Say-on-Pay Proposals
As a result of the ongoing strong stockholder support garnered for our Say-on-Pay proposal for 2023 through 2025 (see summary of results below), the Compensation Committee determined to maintain a consistent pay framework for evaluating and assessing compensation across the Company’s executives. The Compensation Committee and Board believes the historical support from stockholders on Say-on-Pay reaffirms the use of the 2022 Equity Incentive Plan as a key component of executive compensation and appropriateness of the 2022 Plan Amendment and 10,000,000 share replenishment.

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
Consequences of Failure to Obtain Stockholder Approval
If our stockholders do not approve the 2022 Plan Amendment, the 2022 Plan will remain in effect in its current form, and we will continue to make compensatory equity-based grants to employees, officers, directors, consultants, and advisors of the Company and its subsidiaries under the 2022 Plan until the share reserve under the 2022 Plan is exhausted. As of March 27, 2026, an estimated 65,620 shares of common stock remained available for future grant under the 2022 Plan (without giving effect to additional shares of common stock that may become available upon the future expiration, forfeiture, or cancellation of outstanding awards).
The Board believes that, if the 2022 Plan Amendment is not approved, our ability to align the interests of key persons with stockholders through equity-based compensation would be compromised, disrupting our compensation program and impairing our ability to recruit, retain, and reward key people or requiring us to shift our compensation plan to include more cash compensation. Increasing the cash component of our employee and director compensation may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Furthermore, replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.
Summary of Material Terms of the 2022 Plan (as amended by the 2022 Plan Amendment)
The following is a summary of the material terms of the 2022 Plan, as amended by the 2022 Plan Amendment. This summary, however, does not purport to be a complete description of all of the provisions of the 2022 Plan and the 2022 Plan Amendment and is qualified in its entirety by reference to the complete text of the 2022 Plan (including the first amendment thereto), copies of which are attached as Exhibits 10.7 and 10.8 to the Company’s Annual report on Form 10-K for the year ended December 31, 2025, and the complete text of the 2022 Plan Amendment, a copy of which is attached as Appendix A to this proxy statement and each of which are incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2022 Plan (including the first amendment thereto) and the 2022 Plan Amendment in their entirety.
Purpose. The purpose of the 2022 Plan is to give eligible persons awards that are linked to the performance of the Company’s common stock, to implement our compensation philosophy (described in further detail above in “Executive Compensation—Compensation Philosophy / Elements of Compensation”) and to motivate each recipient to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability. Similarly, the 2022 Plan also provides the Company and its affiliates the means to recruit, reward, and retain key personnel.
Eligibility. All employees, officers, directors, consultants, or advisors (who are natural persons) currently providing services to the Company or its affiliates, including our OP, or any other individual whose participation in the 2022 plan is determined to be in the best interests of the Company are eligible to receive awards under the 2022 Plan. As of March 27, 2026, each of our approximately 47 employees, including each of our named executive officers, and approximately 5 nominee non-employee directors are eligible to participate in the 2022 Plan.
Effective Date, Amendment and Term. The 2022 Plan was effective as of May 5, 2022, the date the 2022 Plan was approved by the stockholders (the “Effective Date”). The 2022 Plan will terminate automatically at 11:59pm EST on the day before the tenth (10th) anniversary of the Effective Date (that is, May 4, 2032) unless earlier terminated by the Board. The 2022 Plan was further amended, effective as of February 21, 2024.
The Board may amend, suspend, or terminate the 2022 Plan at any time; provided that no amendment, suspension, or termination may impair the rights or obligations of grantees with outstanding awards without the grantees’ consent. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve any amendment that changes the no-repricing provisions or the option/stock appreciation right pricing provisions of the 2022 Plan.
Administration. The 2022 Plan is administered by a committee, such as the Compensation Committee and which we refer to here as the “Committee,” consisting of two or more directors of the Company designated by the Board to administer the 2022 Plan. Each director will be required to be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and, for so long as our stock is listed on the New York Stock Exchange, be required to qualify as an “independent director” within

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
the meaning of Section 303A of the New York Stock Exchange Listed Company Manual. The Board will also be authorized to appoint one or more committees of the Board consisting of one or more directors of the Company who need not be “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. Any such committees would be authorized to administer the 2022 Plan with respect to grantees in the 2022 Plan who are not Company “officers” within the meaning of Rule 16a-1(f) of the Exchange Act or Company directors and, in this capacity, would be authorized to grant awards under the 2022 Plan to such grantees and to determine all terms of such awards. In addition, the Committee may delegate to the Company’s Chief Executive Officer or another Company officer, in each case who is also a member of the Board, the power and authority to grant awards under the 2022 Plan to eligible grantees.
During any period of time in which we do not have a compensation committee, the 2022 Plan will be administered by our Board or another committee appointed by the Board. Except where the authority to act on such matters is specifically reserved to our Board under the 2022 Plan or applicable law, the Committee and each other committee acting in accordance with the foregoing plan provisions will have full power and authority to interpret and construe all terms of the 2022 Plan, any award or any award agreement, and to make all related determinations, including the power and authority to:
➢    designate grantees of awards;
➢    determine the type or types of awards to be made to a grantee;
➢    determine the number of shares of common stock to be subject to an award;
➢    establish the terms and conditions of each award;
➢    prescribe the form of each award agreement;
➢    subject to the limitations in the 2022 Plan (including the prohibition on repricing of options and SARs without stockholder approval), amend, modify, or supplement the terms of any outstanding award; and
➢    make substitute awards.

Awards. The following types of awards may be made under the 2022 Plan, subject to the limitations set forth in the 2022 Plan:
➢    options, which may be incentive stock options or non-qualified stock options;
➢    stock appreciation rights or “SARs”;
➢    restricted stock;
➢    unrestricted stock;
➢    stock units;
➢    dividend equivalent rights;
➢    performance awards;
➢    annual incentive awards;
➢    long-term incentive units or “LTIP units”; or
➢    other equity-based awards.

An incentive stock option is an option that meets the requirements of Section 422 of the Code, and a non-qualified stock option is an option that does not meet those requirements. A SAR is a right to receive upon exercise, in the form of shares of common stock, cash or a combination of shares of common stock and cash, the excess of the fair market value of one share of common stock on the exercise date over the exercise price of the SAR. Restricted stock is an award of shares of common stock on which is imposed vesting restrictions that subject the shares of common stock to a substantial risk of forfeiture, as defined in Section 83 of the Code. Unrestricted stock is an award of shares of common stock granted free of restrictions other than those imposed under federal or state securities law. A stock unit is a right that represents the equivalent of one (1) share of common stock and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock and which may be settled in the form of shares of common stock, cash or a combination of shares of common stock and cash. Dividend equivalent rights are awards entitling the grantee to receive cash, shares of common stock, other awards under the 2022 Plan, or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of common stock. Performance awards are awards made subject to the achievement of one or more performance goals over a performance period established by the Committee. An annual incentive award is an award, denominated in cash, made subject to the attainment of performance goals over a period of up to one year. LTIP units are awards of an interest in the OP affiliated with the Company.

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
Awards under the 2022 Plan may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the 2022 Plan, other awards under another compensatory plan of the Company or any of its affiliates (or any business entity that has been a party to a transaction with the Company or any of the Company’s affiliates), or other rights to payment from the Company or any of its affiliates. Awards granted in addition to or tandem with other awards may be granted at any time.
The Company may permit or require the deferral of any payment pursuant to any award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, in accordance with rules and procedures established by the Committee.
Share Available for Issuance. Subject to adjustment as provided in the 2022 Plan, the maximum number of shares that will be reserved for issuance under the 2022 Plan will be equal to the sum of:
➢    20,000,000 shares of common stock (which number does not represent how many shares are currently available but instead represents the sum total of the initial 10,000,000 shares reserved as of the Effective Date of the 2022 Plan and the new 10,000,000 shares added by the 2022 Plan Amendment), plus
➢    the number of shares of common stock available for future awards under the 2018 Plan as of the Effective Date, plus
➢    the number of shares of common stock related to awards outstanding under the 2018 Plan as of the Effective Date that thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of common stock.
Shares of common stock issued under the 2022 Plan may be authorized and unissued shares of common stock or treasury shares of stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of common stock available for issuance under the 2022 Plan may be used for any type of award under the 2022 Plan, and any or all of the shares of common stock available under the 2022 Plan will be reserved for issuance pursuant to incentive stock options.
Shares of common stock subject to an award granted under the 2022 Plan will be counted against the maximum number of shares of common stock available for issuance under the plan as one share of common stock for every one share of common stock subject to such an award. Shares of common stock subject to an award under the 2022 Plan will again become available for issuance under the 2022 Plan if the award terminates by expiration, forfeiture, or cancellation, or otherwise without issuance of such shares of common stock (except as set forth below).
The number of shares of common stock available for issuance under the 2022 Plan will not be increased by the number of shares of common stock:
➢    tendered or withheld or subject to an award surrendered in connection with the purchase of shares of common stock upon exercise of an option;
➢    deducted or delivered from an award payment in connection with the Company’s tax withholding obligations;
➢    purchased by the Company with proceeds from option exercises; or
➢    subject to a SAR that is settled in shares of common stock that were not issued upon the net settlement or net exercise of such SAR.
The 2022 Plan contains limitations on the number of shares available for issuance with respect to specified types of awards:
➢    The maximum number of shares of common stock subject to options or SARs that may be granted under the 2022 Plan to any person eligible for an award (other than a non-employee director) is one million (1,000,000) shares of common stock in a calendar year;
➢    The maximum number of shares of common stock that may be granted under the 2022 Plan, other than pursuant to an option or SAR, that are stock-denominated and are either stock- or cash-settled to any person eligible for an award (other than a non-employee director) is one million (1,000,000) shares of common stock in a calendar year;
➢    The maximum amount that may be paid as a cash-denominated performance award (whether or not cash-settled) in respect of a performance period of twelve (12) months or less to any person eligible for an award (other than a non-employee director) is four million dollars ($4,000,000), and the maximum amount that may be paid as a cash-denominated performance award (whether or not cash-settled) in respect of a performance period greater than twelve

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
(12) months to any person eligible for an award (other than a non-employee director) is seven million five hundred thousand dollars ($7,500,000);
➢    The maximum number of shares of common stock that may be granted under the 2022 Plan pursuant to awards that are stock-denominated and are either stock- or cash-settled to any non-employee director is one hundred thousand (100,000) shares of common stock in a calendar year; and
➢    The maximum aggregate grant date fair value of shares of common stock subject to awards under the 2022 Plan granted to a non-employee director (excluding, for the avoidance of doubt, any shares of common stock issued to a non-employee director as a result of such non-employee director’s election to receive all or a portion of his or her annual cash retainer in the form of shares) during any calendar year for services rendered as a non-employee director shall not exceed one million dollars ($1,000,000).
The number and kinds of shares of stock for which awards may be made under the 2022 Plan, including the stock limits described above, will be adjusted proportionately and accordingly by the Committee if the number of outstanding shares of common stock is increased or decreased or the shares are changed into or exchanged for a different number of shares or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of stock effected without receipt of consideration by the Company.
Fair Market Value Determination. Generally, for so long as the shares of common stock remain listed on the New York Stock Exchange, the fair market value of a share of common stock on a grant date, or on any other date for which fair market value is required to be established under the 2022 Plan, will be the closing price of the shares of common stock as reported on the New York Stock Exchange on such date. If there is no reported closing price on such date, the fair market value of the shares of common stock will be the closing price of the shares on the next preceding trading date on which any sale of shares of common stock will have been reported on the New York Stock Exchange.
If the shares of common stock cease to be listed on the New York Stock Exchange and are listed on another established national or regional stock exchange or traded on another established securities market, fair market value will generally similarly be determined by reference to the closing price of the shares on the applicable date as reported on such other stock exchange or established securities market.
If the shares of common stock cease to be listed on the New York Stock Exchange or another established national or regional stock exchange or traded on another established securities market, the Committee will determine the fair market value of the shares of common stock by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.
On March 27, 2026, the closing price of a share of common stock as reported on the New York Stock Exchange was $5.51 per share of common stock.
Options. The 2022 Plan authorizes the Committee to grant incentive stock options (under Section 422 of the Code) and options that do not qualify as incentive stock options. Each option will become vested and exercisable at such times and under such conditions as the Committee may approve consistent with the terms of the 2022 Plan, and the Committee may accelerate the exercisability of options at any time. No option may be exercisable more than ten years after the option grant date, or five years after the option grant date in the case of an incentive stock option granted to a “ten percent stockholder” (as defined in the 2022 Plan); provided that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any option granted to a grantee who is a foreign national or is a natural person who is employed outside of the United States, such option may terminate, and all rights to purchase shares of common stock thereunder may cease, upon the expiration of such period longer than ten years from the grant date of such option as the Committee may determine.
The exercise price per share of each option granted under the 2022 Plan may not be less than 100%, or 110% in the case of an incentive stock option granted to a “ten percent stockholder,” of the fair market value of a share of common stock on the option grant date, except in the case of an option granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an affiliate or with which the Company or an affiliate has combined or will combine.

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
Options will be nontransferable, except for transfers by will or the laws of descent and distribution. The Committee may determine that all or part of a non-qualified stock option may be transferred to certain family members of the grantee by gift or other transfers deemed “not for value.”
Stock Appreciation Rights. The 2022 Plan authorizes the Committee to grant SARs. The Committee will determine on the grant date or thereafter, the time or times at which and circumstances under which a SAR may be exercised in whole or in part, the time or times at which SARs will cease to be or become exercisable following termination of service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, and method by or forms in which shares of common stock will be delivered or deemed to be delivered to grantees. The amount that the recipient will receive upon exercise of the SAR generally will equal the excess of the fair market value of our common stock on the date of exercise over the fair market value of our common stock on the grant date. SARs may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten (10) years from the date of grant.
SARs will be nontransferable, except for transfers by will or the laws of descent and distribution. The Committee may determine that all or part of a SAR may be transferred to certain family members of the grantee by gift or other transfers deemed “not for value.”
Restricted Stock and Stock Units. The 2022 Plan authorizes the Committee to grant restricted stock and stock units. Subject to the provisions of the 2022 Plan, the Committee will determine the terms and conditions of each award of restricted stock and stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price, if any, for the shares of common stock subject to the award. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Committee may determine. A grantee of restricted stock will have all of the rights of a stockholder as to those shares of common stock, including, without limitation, the right to vote the shares of common stock and receive dividends or distributions on the shares of common stock, except to the extent limited by the Committee. Dividends paid on restricted stock which vests or is earned based upon the achievement of performance goals will not vest unless such performance goals for such restricted stock are achieved, and if such performance goals are not achieved, the grantee of such restricted stock will promptly forfeit or repay to the Company such dividend payments. Grantees of stock units will have no voting or dividend rights or other rights associated with stock ownership, although the Committee may award dividend equivalent rights on such units. Dividend equivalent rights paid on stock units which vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such stock units are achieved, and if such performance goals are not achieved, the grantee of such stock units will promptly forfeit or repay to the Company such dividend equivalent rights.
During the restricted period, if any, when shares of restricted stock and stock units are non-transferable or forfeitable, a grantee is prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating, or otherwise encumbering or disposing of his or her shares of common stock subject to the award.
Dividend Equivalent Rights. The 2022 Plan authorizes the Committee to grant dividend equivalent rights. Dividend equivalent rights may be granted independently or in connection with the grant of any equity-based award, except that no dividend equivalent right may be granted in connection with, or related to an option or SAR. Dividend equivalent rights may be paid currently (with or without being subject to forfeiture or a repayment obligation) or accrued as contingent cash obligations and may be payable in cash, common shares, or a combination of the two. The Committee will determine the terms of any dividend equivalent rights.
Performance Awards and Annual Incentive Awards. The 2022 Plan authorizes the Committee to grant performance awards and/or annual incentive awards. Subject to the provisions of the 2022 Plan, the Committee will determine the terms and conditions of each performance award and/or annual incentive award, including the applicable performance period, the performance goals, and such other conditions that apply to the performance award and/or annual incentive award. Any performance measure(s) may be used to measure the performance of the Company and its subsidiaries and other affiliates as a whole or any business unit of the Company, its subsidiaries, and/or its affiliates or any combination thereof, as the Committee may deem appropriate, or any performance measures as compared to the performance of a group of comparable companies, or published or special index that the Committee deems appropriate. Performance goals may relate to our financial performance or the financial performance of our operating units, the grantee’s performance, or such other criteria determined by the Committee.

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
LTIP Units. The 2022 Plan authorizes the Committee to grant LTIP units. LTIP units are a special class of units in our OP that are intended to constitute a “profits interest” within the meaning of the Code and the guidance thereunder. LTIP units may be issued only to grantees for the performance of services to or for the benefit of the OP in the grantee’s capacity as a partner of the OP, in anticipation of the grantee becoming a partner of the OP, or as otherwise determined by the Committee. A LTIP unit will become vested at such times and under such conditions as will be determined by the Committee.
Other Equity-Based Awards. The 2022 Plan authorizes the Committee to grant other types of stock-based awards under the 2022 Plan. Other equity-based awards are payable in cash, common stock, or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by the Committee. The terms and conditions that apply to other equity-based awards are determined by the Committee.
No Re-Pricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs, as applicable; (ii) cancel outstanding options or SARs in exchange for or substitution of options or SARs, as applicable, with an exercise price that is less than the exercise price of the original options or SARs; or (iii) cancel outstanding options or SARs with an exercise price above the current stock price in exchange for cash or other securities.
Forfeiture; Recoupment. The Committee may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by, or failed to be taken by, such grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligation with respect to the Company or any affiliate, secondment agreement, company policy or procedure, other agreement, or any other obligation of the grantee to the Company or any affiliate, as and to the extent specified in such award agreement. The Committee may annul an outstanding award if the grantee is an employee and is terminated for “cause” as defined in the 2022 Plan, the applicable award agreement, or for “cause” as defined in any other agreement between the applicable entity and such grantee, as applicable.
In addition, any award granted pursuant to the 2022 Plan is subject to mandatory repayment by the grantee to the Company to the extent the grantee is or in the future becomes subject to any Company “clawback” or recoupment policy that requires the repayment by the grantee to the Company of compensation paid by the Company to the grantee in the event that the grantee fails to comply with, or violates, the terms or requirements of such policy.
Change in Capitalization. The Committee may adjust the terms of outstanding awards under the 2022 Plan to preserve the proportionate interests of the holders in such awards on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares of common stock effected without receipt of consideration by the Company. The adjustments will include proportionate adjustments to (i) the number and kind of shares of common stock subject to outstanding awards and (ii) the per share exercise price of outstanding options or SARs.
Reorganization not Constituting a Change in Control. If the Company is the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a “change in control” (as defined in the 2022 Plan), any awards will be adjusted to pertain to and apply to the securities to which a holder of the number of common stock subject to such award would have been entitled immediately after such transaction, with a corresponding proportionate adjustment to the per share price of options and SARs so that the aggregate price per share of each option or SAR thereafter is the same as the aggregate price per share of each option or SAR subject to the option or SAR immediately prior to such transaction. Further, in the event of any such transaction, performance awards (and the related performance measures if deemed appropriate by the Committee) will be adjusted to apply to the securities that a holder of the number of common stock subject to such performance awards would have been entitled to receive following such transaction.
Change in Control. Upon the occurrence of a “change in control” (as defined in the 2022 Plan) in which all or a portion of outstanding awards are not assumed or continued in connection with the transaction:

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
➢    With the exception of any performance awards, all outstanding awards of restricted stock, stock units, dividend equivalent rights, LTIP units, and other equity-based awards will vest as of immediately prior to the occurrence of such change in control and will be cancelled in exchange for payment or delivery of an amount in cash or securities having a value (as determined by the Committee acting in good faith) equal to the formula or fixed price per share paid to holders of shares of common stock pursuant to such change in control.
➢    All outstanding options and SARs will be cancelled in exchange for payment or delivery of an amount in cash or securities having a value (as determined by the Committee acting in good faith) equal to the formula or fixed price per share paid to holders of shares of common stock pursuant to such change in control (reduced by the exercise price for outstanding options and SARs), except in the case of any option or SAR with an exercise price that equals or exceeds the price paid to holders of shares of common stock pursuant to the change in control, in which case, the Committee may cancel the option or SAR without the payment of consideration therefor. At the Committee’s discretion, with respect to options and SARs, after providing notice to holders pursuant to the terms of the 2022 Plan, the Committee may instead or as a precursor to the foregoing treatment provide that at least fifteen (15) days prior to the scheduled consummation of the change in control, all outstanding options and SARs will become immediately exercisable and will remain exercisable for a period of fifteen (15) days (the “exercise window”). With respect to the establishment of an exercise window, (i) any exercise of options or SARs during such fifteen (15)-day period will be conditioned upon the consummation of the change in control and will be effective only immediately before the consummation of the change in control, and (ii) upon consummation of the change in control, all outstanding but unexercised options and SARs will, at the discretion of the Committee, terminate without the payment of consideration therefor.
➢    For performance awards denominated in shares of common stock, stock units, or LTIP units (unless otherwise determined by the Committee, in an award agreement, or other arrangement with a grantee), with respect to the performance conditions of such awards, (i) if equal to or less than half of the performance period has lapsed, the unearned portion of any such awards will be deemed to have vested as to the number of shares of common stock, stock units, or LTIP units equal to a pro-rata portion of the target number of shares of common stock, stock units, or LTIP units (calculated based on the period elapsed from the grant date through the date of the change in control) or (ii) if more than half the performance period has lapsed, the unearned portion of any such awards will vest based on actual achievement of the applicable performance conditions through the date of the change in control (as determined by the Committee in good faith). The Committee shall take either or both of the following actions: (1) cancel such awards in exchange for an amount in cash or securities having a value (as determined by the Committee acting in good faith) equal to the formula or fixed price per share paid to holders of shares of common stock pursuant to such change in control; and/or (2) convert such awards into cash- or stock-denominated awards subject to service-based vesting for the remainder of the performance period.
If a change in control occurs and if a provision is made in writing in connection with the change in control for the assumption, continuation, or substitution of outstanding awards under the 2022 Plan, the 2022 Plan and the awards will continue, with appropriate adjustments, under the terms so provided.
Definition of Change in Control. The 2022 Plan defines a “change in control” to mean:
➢    An individual, entity, or group (with certain exceptions) acquires more than fifty percent (50%) of either the then outstanding shares of common stock or the total combined voting power of the Company’s outstanding voting securities;
➢    Individuals who, on the Effective Date, constitute the Company’s Board (the “incumbent board”) cease for any reason to constitute a majority of the Board, treating any individual whose election or nomination was approved by a majority of the incumbent board as a member of the incumbent board (excluding for this purpose any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board);
➢    Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, unless (i) the holders of the Company’s outstanding shares of common stock and combined voting power of the Company’s voting securities immediately prior to the transaction own more than fifty percent (50%) of the then outstanding shares and combined voting power of the voting securities in the surviving entity or its parent in substantially the same proportions as before the transaction, (ii) no person owns, directly or indirectly, thirty-

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
five percent (35%) or more of the outstanding shares or the combined voting power of the voting securities of the surviving entity unless such ownership existed before the transaction, and (iii) at least a majority of the members of the board of the surviving entity were members of the incumbent board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such transaction; or
➢    The Company is liquidated or dissolved after the stockholders approve such liquidation or dissolution.

The definition of change in control described above is merely a summary. Please refer to the 2022 Plan for a complete description of what constitutes a change in control.
Federal Tax Consequences
The U.S. federal income tax consequences of awards under the 2022 Plan for grantees and the Company will depend on the type of award granted. The following summary description of tax consequences is intended only for the general information of stockholders. A grantee in the 2022 Plan should not rely on this description and instead should consult his or her own tax advisor.
Incentive Stock Options.  An optionholder will not realize taxable income upon the grant of an incentive stock option under the 2022 Plan. In addition, an optionholder generally will not realize taxable income upon the exercise of an incentive stock option. An optionholder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares of common stock underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an optionholder’s death or disability, if an option is exercised more than three months after the optionholder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to non-qualified stock options, as summarized below.
If an optionholder sells the shares of common stock acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option stock will be a qualifying deposition if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option stock is qualifying, any excess of the sale price of the option stock over the exercise price of the option will be treated as long-term capital gain taxable to the optionholder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option stock on the date of disposition over the exercise price will be taxable income to the optionholder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares of common stock at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares of common stock were sold more than one year after the option was exercised.
Unless an optionholder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an optionholder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the optionholder.
If an optionholder pays the exercise price of an incentive stock option by tendering shares of common stock with a fair market value equal to part or all of the exercise price, the exchange of stock will be treated as a nontaxable exchange, except that this treatment will not apply if the optionholder acquired the shares of common stock being tendered pursuant to the exercise of an incentive stock option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares of common stock tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares of common stock received, and the new shares of common stock will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares of common stock.
Non-qualified Stock Options. An optionholder will not realize taxable income upon the grant of a non-qualified stock option. When an optionholder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares of common stock subject to the option on the date of exercise will constitute compensation income taxable to the optionholder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the optionholder if the Company complies with applicable reporting requirements and Section 162(m) of the Code.

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
If an optionholder tenders shares of common stock in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares of common stock tendered, even if the shares of common stock were acquired pursuant to the exercise of an incentive stock option. In such an event, the optionholder will be treated as receiving an equivalent number of shares of common stock pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares of common stock tendered will be treated as the substituted tax basis for an equivalent number of shares of common stock received, and the shares of common stock received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares of common stock. The difference between the aggregate exercise price and the aggregate fair market value of the shares of common stock received upon the exercise of the option will be taxed as ordinary income, just as if the optionholder had paid the exercise price in cash.
Stock Appreciation Rights. The grant of SARs will not result in taxable income to the grantee or a deduction to the Company. Upon exercise of a SAR, the grantee will recognize ordinary income in an amount equal to the cash or the fair market value of the shares of common stock received by the grantee. The Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Code and, as to SARs that are settled in shares of common stock, if the Company complies with applicable reporting requirements.
Restricted Stock and Stock Units. Upon the grant of restricted stock or stock units, there will be no tax consequences to the grantee. Generally, the grantee will recognize ordinary income on the date the award vests, in an amount equal to, in the case of restricted stock, the value of the shares of common stock on the vesting date, or, in the case of restricted stock units, the amount of cash paid and the fair market value of any shares of common stock delivered on the vesting date. With respect to restricted stock, under Section 83 of the Code, a grantee may elect to recognize income at the grant date rather than the date of vesting. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Unrestricted Stock. A grantee of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares of common stock. The Company will be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code.
Upon the grantee’s disposition of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the grantee as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the grantee has held the shares of common stock for more than one year. Otherwise, the capital gain or loss will be short-term.
Dividend Equivalent Rights. Grantees under the 2022 Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Performance Awards or Annual Incentive Awards. A distribution of shares of common stock or a payment of cash in satisfaction of a performance award or annual incentive award will be taxable as ordinary income when the distribution or payment is actually or constructively received by the grantee. The amount taxable as ordinary income is the aggregate fair market value of the shares of common stock determined as of the date they are received or, in the case of a cash award, the amount of the cash payment. The Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the grantee if the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code.
LTIP Units. LTIP units that constitute “profits interests” within the meaning of the Code and published Internal Revenue Service guidance will generally have no tax consequences for the grantee on the grant date or, if not vested on the grant date, on vesting. The grantee, however, will be required to report on his or her income tax return the grantee’s allocable share of the operating partnership’s income, gains, losses, deductions, and credits, regardless of whether the operating partnership makes a distribution of cash. Instead, the LTIP units are generally taxed upon a disposition of the units or distributions of money to the extent that such amounts received exceed the basis in the LTIP units. Generally, no deduction is available to the Company upon the grant, vesting, or disposition of the LTIP units. If LTIP units are granted to a grantee who is an employee of the

PROPOSAL NO. 4: Approval of An Amendment To the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
Company, the issuance of those units may cause wages paid to the grantee to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the grantee will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the operating partnership, or the grantee’s employer, as applicable. Additionally, if self-employed, the grantee must pay the full amount of all employment taxes on the employee’s compensation, whereas regular employees are responsible only for a portion of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.
Tax Withholding. Payment of the taxes imposed on awards made under the 2022 Plan may be made by withholding from payments otherwise due and owing to the grantee.
New Plan Benefits Table
No awards have been granted to any officer, director, employee or contractor pursuant to the 2022 Plan that are contingent upon the approval by our stockholders of the 2022 Plan Amendment. We anticipate that other equity-based awards may be granted in the Compensation Committee’s discretion under the 2022 Plan out of the additional shares of common stock to be reserved for issuance in connection with the approval of the 2022 Plan Amendment; however, the number of shares of common stock that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our employees, officers, non-employee directors and contractors, and their potential contributions to our success. Accordingly, the number, type, and grantee(s) of actual future awards cannot be determined at this time.

Certain Relationships and Related Transactions

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RELATED PERSON TRANSACTION POLICY
On January 30, 2018, our Board adopted, and on June 24, 2021, amended and restated, a written related person transaction policy setting forth the policies and procedures for the review, approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Under the policy, related person transactions will be approved or ratified by the Audit Committee or a majority of the disinterested members of our Board.
INDEMNIFICATION AGREEMENTS
We have entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as our director, officer or employee, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

⇒	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
⇒	the director or executive officer actually received an improper personal benefit in money, property or services; or
⇒	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;
provided, however, that we will (i) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our Company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (ii) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the Company, except for a proceeding brought to enforce indemnification under Section 2-418 of the MGCL or as otherwise provided by our charter or bylaws, a resolution of the Board of Directors or an agreement approved by the Board of Directors.

OTHER MATTERS

OTHER MATTERS
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2025
Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2027 annual meeting of stockholders if they are received by the General Counsel, in writing addressed to our principal executive office, on or before December 2, 2026.
Proposals received from stockholders submitted outside of Rule 14a-8 under the Exchange Act or for a director nomination must comply with the advance notice and other requirements set forth in our bylaws in order to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the 2026 annual meeting of stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s Annual Meeting, be submitted to the Secretary of the Company at BrightSpire Capital, Inc., 590 Madison Avenue, 33rd Floor, New York, New York 10022 at least 120 and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement (or, based on the date of this year’s Proxy Statement of April 1, 2026 between November 2, 2026 and 5:00 p.m., Eastern Time, on December 2, 2026.
In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
ANNUAL REPORT
This Proxy Statement and our Annual Report are available on our website at www.brightspire.com. In addition, our stockholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand. A copy of our Annual Report will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: BrightSpire Capital, Inc., 590 Madison Avenue, 33rd Floor, New York, New York 10022, Attn: General Counsel.
If you would like to receive future stockholder communications via the Internet exclusively, and no longer receive any material by mail, please visit http://www.equiniti.com and click on “Login” to enroll. Please enter your account number and tax identification number to log in, then select “Receive Company Mailings via E-Mail” and provide your e-mail address.
HOUSEHOLDING OF PROXY MATERIALS
If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095.
WHERE YOU CAN FIND MORE INFORMATION
We make available free of charge through our website at www.brightspire.com under the heading “Shareholders—SEC Filings” the periodic reports and other information we file with the SEC, as required by the Exchange Act. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov.

APPENDIX A - 2022 EQUITY INCENTIVE PLAN AMENDMENT
SECOND AMENDMENT TO THE BRIGHTSPIRE CAPITAL, INC.
2022 EQUITY INCENTIVE PLAN,
EFFECTIVE AS OF MAY 13, 2026

The BrightSpire Capital, Inc. 2022 Equity Incentive Plan, effective as of May 5, 2022 and as amended as of February 21, 2024 (the “Plan”), is hereby further amended, effective as of and subject to approval of this Second Amendment by the stockholders of BrightSpire Capital, Inc. on May 13, 2026, as follows:

1.Section 4.1 of the Plan is hereby amended and replaced in its entirety with the following:

4.1 Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as will be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment as provided in Section 18, the maximum number of shares of Stock available for issuance under the Plan shall be equal to (a) 20,000,000 shares of Stock, plus (b) the number of shares of Stock available for future awards under the Prior Plan as of the Amendment Date, plus (c) the number of shares of Stock related to awards outstanding under the Prior Plan as of the Amendment Date that thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Stock. Shares of Stock issued or to be issued under the Plan may be authorized but unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

2.    Section 6.2(e) is hereby amended and replaced in its entirety with the following:

6.2 Limitation on Shares of Stock Subject to Awards and Cash Awards

(e) the maximum aggregate grant date fair value of shares of Stock subject to Awards granted to a Non-Employee Director (excluding, for the avoidance of doubt, any shares of Stock issued to a Non-Employee Director as a result of such Non-Employee Director’s election to receive all or a portion of his or her annual cash retainer in the form of shares) during any calendar year for services rendered as a Non-Employee Director shall not exceed one million dollars ($1,000,000).

3.    Except as amended above, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, BrightSpire Capital, Inc. has caused this Second Amendment to the Plan to be executed this 30th day of March, 2026.

BRIGHTSPIRE CAPITAL, INC.

By:	/s/ David A. Palamé
Name:	David A. Palamé
Title:	Executive Vice President

590 Madison Avenue, 33rd Floor
New York, New York 10022
www.brightspire.com

0

BRIGHTSPIRE CAPITAL, INC.

Proxy for Annual Meeting of Stockholders on May 13, 2026

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David A. Palamé and Frank V. Saracino, with full power of substitution and power to act alone, as proxy to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of BrightSpire Capital, Inc., to be held May 13, 2026, at 10:00 A.M. Eastern Time, virtually at https://edge.media-server.com/mmc/p/df54cvr3 (password: brightspire2026), and at any adjournments or postponements thereof, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not provided and the signed card is returned, the proxies will vote in accordance with the Board of Directors recommendations listed on the reverse side.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

BRIGHTSPIRE CAPITAL, INC.

May 13, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2026.
The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and Annual Report are available at
ir.brightspire.com/events-and-presentations/events

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00003333303030300000 0 051326

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR EACH OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4.

1. To elect five directors from the nominees named in the proxy statement to serve one-year terms expiring at the 2027 annual meeting of stockholders.

	FOR	AGAINST	ABSTAIN
Catherine D. Rice	☐	☐	☐
Kim S. Diamond	☐	☐	☐
Catherine Long	☐	☐	☐
Vernon B. Schwartz	☐	☐	☐
Michael J. Mazzei	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. Approval of an advisory proposal regarding the compensation paid to BrightSpire Capital's named executive officers.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche as independent public auditor for the fiscal year ending December 31, 2026.	☐	☐	☐
4. Approval of an Amendment to the BrightSpire Capital, Inc. Equity Incentive Plan.	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.